UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.         )

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CSG SYSTEMS INTERNATIONAL, INC.

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DEAR Fellow shareholders

With this year’s Proxy, I’d like to provide a longer-term view of how we are building a sustainable and relevant company that delivers value to its key constituents—customers, employees and shareholders. It’s in that spirit that I’m delighted to report to you on a great 2019 for our company. And by our company, I mean the one our team is building with your support and backing.

In addition to solid—even record breaking—2019 financial results, we also meaningfully moved ourselves forward in pursuit of our Mission: to position your company as the trusted provider of innovative customer engagement solutions that help companies better acquire, monetize, engage, and retain their customers.

We generated record revenue of just under $1 billion—driven by one of CSG’s best-ever annual growth rates of 14%—through a combination of healthy organic growth and thoughtful acquisition-based contributions. We delivered adjusted operating margins at the high end of our long-term range, and record earnings, with a high conversion of revenue and profits to cash, enabling us to return $55 million in cash to you, our shareholders, through both dividends and share repurchases.

Importantly, by carefully managing expenses and reinvesting retained earnings through R&D and capital investments, we continued to deliver differentiated, high quality, scalable and reliable solutions in a way that allowed us to win new clients and grow our relationships with many existing clients.

In all, a great year for a company in its fourth decade.

So, where do we go from here? We are focused on delivering against a strategy based on four pillars:

▪

One, building a defensible position as a leading technology solutions provider in evolving markets, where the “traditional” cable and satellite businesses are increasingly focused on delivering a multitude of entertainment, information and communications services.

▪

Two, serving an increasingly diverse customer base with a broad set of solutions. In the last few years, we’ve added to our customer mix the likes of Formula One racing and extended our offerings to customers such as J.P. Morgan Chase. We’ve also built long-term relationships with communications providers around the world, such as MTN in South Africa, Telecom Argentina, and Eastlink in Canada. Today in fact, more than 40 percent of our revenue is concentrated in vertical markets beyond our traditional core cable and satellite client base, a number that has increased markedly in the nearly three decades I’ve been with CSG. And that 40 percent-plus today includes a diverse set of clients across many vertical markets, including communications, health care, government, financial services and others, with clients in diverse geographies on six continents around the world—a significant transformation that is still in the early stages.

▪

Three, driving long-term relationships with enterprise-level clients such as Telstra in Australia. As one of Asia Pacific’s leading telecom providers, Telstra has been a CSG customer for more than 15 years. They were our first managed services client in 2017 and now a top ten client overall. We recently helped them consolidate dozens of disparate billing and payment systems with a host of our solutions and a dedicated team of CSG people. Based on delivering value on this project, we’ve earned the right to help Telstra with its connected car initiative across the region.

▪

And finally, continuing to build a book of business that generates predictable, recurring revenue with a high conversion to free cash. In December, we were pleased to extend our relationship with Comcast, our largest customer, another five years. This extension included roughly a 10 percent price reduction for the base business and provides revenue and cash flow certainty that is accretive to the long-term value proposition for our business.

We believe these four foundational pillars are driving value for you, our shareholders. They underpin what we do every day and serve as our North Star in good times or bad. It’s this foundation, coupled with delivering on our mission for customers, that get me—and our teams—excited about coming to work each day.

These pillars are underpinned by our strong Board of Directors. We once again made good progress diversifying and refreshing our Board talent, skills and experience with the January 2020 addition of Haiyan Song. Haiyan, Senior VP and GM of Security Markets for Splunk, Inc., is a recognized industry leader with extensive experience across software development, security, and product engineering. She is the third new board member we’ve added in five years.

And I would be remiss in not extending a warm thanks to our clients who put their trust in us every day, and to our talented and dedicated people across the globe who put our four Values to work each day: Be Customer Obsessed; Be Authentic; Be Inventive; and, above all, Be a Good Person. At CSG, we are in this for the long run, creating a company that’s built to outperform and to last. We’re glad to have you on board.

Regards,

Bret

CSG Systems International, Inc.

6175 S. Willow Drive, Greenwood Village, Colorado 80111

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

OF CSG SYSTEMS INTERNATIONAL, INC.

Date:	May 21, 2020

Time:	8:00 a.m. Central Time

Virtual Meeting:	This year’s meeting is a virtual shareholders meeting at www.virtualshareholdermeeting.com/CSGS2020

Agenda:	1.	To elect four Class II Directors nominated by our Board of Directors;
	2.	To approve, on an advisory basis, the compensation of our named executive officers;
	3.	To approve an amendment and restatement of our Amended and Restated 2005 Stock Incentive Plan;
	4.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2020; and
	5.	To transact any other business that properly comes before the meeting or any adjournment or postponement of the meeting.

Record Date:

The Board of Directors fixed the close of business on March 26, 2020, as the record date for determining the stockholders who are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

All stockholders are cordially invited to attend the meeting.

During this virtual meeting, you may ask questions and will be able to vote your shares electronically. You may also submit questions in advance of the meeting by visiting www.virtualshareholdermeeting.com/CSGS2020. The Company will respond to as many inquiries at the meeting as time allows.

If you plan to attend the meeting online, you will need the 16-digit control number included in your Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”), on your proxy card or on the instructions that accompany your proxy materials. The 2020 annual meeting will begin promptly at 8:00 a.m. (Central Time). Online check-in will begin at 7:30 a.m. (Central Time), and you should allow ample time for the online check-in procedures. There will be no physical location for stockholders to attend.

By Order of the Board of Directors of CSG Systems International, Inc.

Gregory L. Cannon

Secretary

April 7, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDER MEETING TO BE HELD ON MAY 21, 2020: The proxy statement and our Annual Report on Form 10-K are available at www.proxyvote.com.

Proxy Summary

2020 ANNUAL MEETING

This summary highlights information contained in this Proxy Statement. It is intended to assist you in your review of the proposals to be acted upon, and to provide key information about CSG Systems International, Inc. For more complete information on any specific topic, please refer to the Table of Contents on the previous page.

Meeting:	2020 Annual Meeting of Stockholders
Date:	May 21, 2020
Time:	8:00 a.m. Central Time
Virtual Meeting:	www.virtualshareholdermeeting.com/CSGS2020
Record Date:	March 26, 2020

These proxy materials are first being made available to stockholders starting on or about April 7, 2020. See Participate in the Annual Meeting section for information on accessing the virtual annual meeting.

Proposals To Be Voted Upon
Proposal	Board Recommendation	Page
1. To elect four Class II Directors nominated by our Board of Directors	For Each Nominee	13
2. To approve, on an advisory basis, the compensation of our named executive officers	For	48
3. To approve an amendment and restatement of our Amended and Restated 2005 Stock Incentive Plan	For	49
4. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2020	For	56

DIRECTOR NOMINEES
Name	Age	Director Since	Occupation	Independent	Committee Membership
David G. Barnes	58	2014	Chief Financial Officer of Trimble Inc.	Yes	Audit (Chair)
Marwan H. Fawaz	57	2016	Executive Advisor to Google and Alphabet, Inc.	Yes	Nominating and Corporate Governance (Chair)
Dr. Rajan Naik	48	2018	Chief Strategy and Innovation Officer of Motorola Solutions, Inc.	Yes	Nominating and Corporate Governance
Haiyan Song	54	2020	Senior Vice President and General Manager of Security Markets for Splunk, Inc.	Yes	Compensation

i | 2020 Proxy Statement

COMPANY OVERVIEW AND BUSINESS STRATEGY

We are one of the world’s leading providers of revenue management, customer experience, and payment solutions that enable a growing list of companies around the world to monetize relationships with their customers in an era of rapid change and digital transformation. We leverage more than 35 years of experience to deliver innovative customer engagement solutions that help our clients solve their toughest challenges. Our 4,300-plus diverse, worldwide workforce draws from real-world knowledge and extensive expertise to design and implement business solutions that make our clients’ hardest decisions simpler so that they can focus on delivering differentiated and real-time experiences to their customers.

Our proven solutions are built on a combination of on-premise, public and private cloud platforms, either customized or pre-integrated, as well as managed services models that adapt to fit our clients’ unique business needs and enable the transformative change required to create personalized experiences that drive loyalty and retention.

Our Mission is to deliver innovative customer engagement solutions that help our clients acquire, monetize, engage with, and retain their customers. We believe that by successfully executing on this goal we can grow our revenues and earnings, and therefore, create long-term value for our clients, employees, and stockholders. Our strategic focus to accomplish this goal is as follows:

▪	Drive Profitable Growth through Long-Term Relationships;
▪	Lead with Technology Innovation;
▪	Deliver an Exceptional Customer Experience; and
▪	Attract and Retain the Best Talent.

2019 Business Highlights

We reported profitable operating results in 2019 with strong cash flows and a solid balance sheet, executed upon our strategic initiatives, and adopted measures to create long-term stockholder value. Key highlights of our 2019 performance include the following:

▪	Grew our revenues by 14% to a record $997 million, as a result of growth from our organic business and 2018 acquisition-related revenues;
▪	Generated $151 million in cash flows from operations, driven by our solid revenues and profitable, recurring business model;
▪	Diversified our revenue mix, ending the year with more than 40% of our revenues outside of the cable and satellite industries, thus expanding our addressable markets and growth opportunities;
▪

Extended our long-term client relationships, including a new five-year contract with our largest client, and grew our revenues across our various solution platforms, delivering solid recurring revenues with 90%+ visibility over the next 12 months; and

▪	Established new client relationships to support digital transformations, wireless initiatives and enhanced customer engagement solutions.

Additionally, we believe that we further maximized long-term stockholder value through our holistic capital allocation strategy, carefully balancing the need to invest in the business with our commitment to return capital to stockholders, including:

▪

Driving innovation and technology leadership with more than $125 million in research and development investments in our revenue management, customer experience, and payment solutions, enabling a growing list of companies around the world to acquire, monetize, engage and retain their relationships with their customers in an era of rapid change;

▪

Successfully completed two significant acquisitions in 2018, which drove 2019 revenue growth and expanded our footprint in the payment industry and optimized operational scale and profitability in our customer engagement solutions; and

▪	Returned $55 million to stockholders through a combination of quarterly dividend payments (including another 6% annual increase in the dividend) and stock repurchases.

2020 Proxy Statement | ii

GOVERNANCE PRACTICES

Our corporate governance practices are reviewed regularly. We believe they reflect best practices, as highlighted below:

▪	Majority voting for uncontested director elections with plurality voting for contested director elections;
▪	Independent Chair of the Board;
▪	All directors independent (other than our Chief Executive Officer (“CEO”));
▪	Regular executive sessions of independent directors;
▪	Independent Audit, Compensation, and Nominating and Corporate Governance Committees;
▪	Independent compensation consultant;
▪	Structured annual Board member evaluation process conducted by an independent third-party governance expert;
▪	Board engagement in long-term succession planning and talent management discussions;
▪	Meaningful director and executive share ownership guidelines;
▪	Anti-hedging and anti-short sale policies for all directors and executive officers;
▪	Annual independent director evaluation of the CEO;
▪	Code of Ethics and Business Conduct applicable to directors, officers, and employees;
▪	Regular stockholder engagement to understand stockholders’ views and insights;
▪	Annual advisory approval of executive compensation;
▪	Limitations on consideration given to our named executive officers (to include no excise tax gross-ups) upon the occurrence of a change of control;
▪	Compensation recovery/clawback policy;
▪	Limited perquisites or other benefits; and
▪	No evergreen provisions for equity plans.

COMPENSATION HIGHLIGHTS

Our compensation program is designed to attract and retain highly qualified executives and create incentive compensation opportunities aligned with our strategic goals, long-term stockholder value and evolving competitive and governance practices.

Highlights for 2019 include:

▪	Over 93% of the votes cast on our 2019 say-on-pay proposal were in favor of our executive compensation program and policies;
▪	Sixty percent of our CEO’s and on average 54% of our other executives’ total target compensation was based on the achievement of key financial and operational measures; and
▪

We executed on many of our strategic initiatives during 2019, exceeding our Earnings Per Share (“EPS”) and revenue targets, and achieving several of our other financial and operational targets. As a result, our named executive officers earned an annual performance bonus payout, and vested at or above target levels under the 2017 and 2018 performance-based restricted stock awards under our executive compensation program.

PARTICIPATE IN THE ANNUAL MEETING

Due to the potential travel and community gathering impacts of the coronavirus outbreak (COVID-19), we are moving to an online format for the 2020 Annual Meeting of Stockholders (the “Annual Meeting”), which will be accessible through the Internet. By hosting the Annual Meeting online, we are able to communicate more effectively with our stockholders, enable increased attendance and participation from locations around the world, reduce costs and increase overall safety for ourselves and our stockholders. The virtual Annual Meeting has been designed to provide the same rights to participate as you would have at an in-person meeting.

You can access the virtual Annual Meeting at www.virtualshareholdermeeting.com/CSGS2020. There will be no physical location for stockholders to attend. Whether or not you participate in the Annual Meeting, it is important that your shares be part of the voting process. You may log on to www.proxyvote.com and enter your 16-digit control number (“Control Number”)

included in your Notice of Internet Availability, on your proxy card or on the instructions that accompany your proxy materials.

You are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 26, 2020, the record date, or hold a valid proxy for the Annual Meeting. If you plan to attend the Annual Meeting online, you will need your Control Number.  The Annual Meeting will begin promptly at 8:00 a.m. (Central Time). Online check-in will begin at 7:30 a.m. (Central Time), and you should allow ample time for the online check-in procedures.

This year’s shareholders question and answer session will include questions submitted in advance of, and those submitted live during, the Annual Meeting. You may submit a question in advance of the meeting at www.proxyvote.com after logging in with your Control Number. Questions may be submitted live during the Annual Meeting through www.virtualshareholdermeeting.com/CSGS2020.

iii | 2020 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE 2020 ANNUAL MEETING AND VOTING

Why am I receiving these materials?

CSG Systems International, Inc. (“we,” “us,” “our,” or the “Company”) will hold its 2020 Annual Meeting of Stockholders on May 21, 2020 (the “Annual Meeting”). These proxy materials explain the items of business that will be brought to a vote at the Annual Meeting.

As a stockholder, you are invited to attend and vote at our Annual Meeting, or at any adjournment or postponement thereof. To ensure your vote is counted, our Board of Directors (the “Board”) is soliciting your proxy to vote on your behalf.

What information is contained in this proxy statement?

This proxy statement explains the proposals to be voted on at the Annual Meeting, describes the voting process, and provides information about corporate governance, our Board, and the compensation of our directors and certain executive officers.

How do I get electronic access to the proxy materials?

You may view our proxy materials at www.proxyvote.com.

What items of business will be voted on at the Annual Meeting?

Four proposals are scheduled to be voted on at the Annual Meeting:

Proposal	Board Recommendation
Proposal 1—To elect four Class II Directors nominated by our Board	FOR each nominee
Proposal 2—To approve, on an advisory basis, the compensation of our named executive officers	FOR
Proposal 3—To approve an amendment and restatement of our Amended and Restated 2005 Stock Incentive Plan	FOR
Proposal 4—To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2020	FOR

Each of these proposals is discussed in this proxy statement. We also will transact any other business that properly comes before the Annual Meeting.

What shares can I vote?

You are entitled to one vote for each share of our common stock that you own as of the close of business on March 26, 2020 (the “record date”). You also can vote all shares for which you hold a valid proxy. At the close of business on the record date, there were 33,083,550 shares of our common stock outstanding and entitled to notice of, and to vote at, the Annual Meeting.

May I attend the Annual Meeting?

You may attend the Annual Meeting only if you were a stockholder of the Company as of the record date or you hold a valid proxy for the Annual Meeting. You can vote your shares even if you do not attend the Annual Meeting, and we encourage you to do so.

2020 Proxy Statement | 1

May I vote my shares at the Annual Meeting?

If you are a stockholder of record—meaning you hold our common stock in your name with our transfer agent (Computershare Trust Company, N.A.)—you may vote those shares online at the Annual Meeting. If you are a beneficial owner—meaning that a broker, bank, trustee, or other nominee holds your common stock in “street name”—you can vote online at the Annual Meeting only if you obtain a legal proxy from the record holder giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

May I vote my shares without attending the Annual Meeting?

You may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you will receive a “Notice of Internet Availability,” which explains how to access the proxy materials online, contains a listing of matters to be considered at the Annual Meeting, and describes how shares can be voted by telephone, online, or by completing and returning a proxy card. If you hold shares beneficially in “street name”, your broker, bank, trustee, or other nominee has the right to vote the shares but should provide you a means to give voting instructions.

May I change or revoke my vote?

You may change or revoke your vote at any time before we take the vote at the Annual Meeting.

If you are a stockholder of record, there are three ways to change or revoke your vote before the conclusion of the Annual Meeting: (1) deliver a new proxy bearing a later date (which automatically revokes your earlier proxy) by mail, telephone, or over the Internet; (2) provide a written notice of revocation to our Secretary at our principal offices listed on the first page of this proxy statement; or (3)  vote online during the Annual Meeting. If you attend the Annual Meeting but do not specifically revoke your previously granted proxy pursuant to these procedures, your proxy will remain in effect.

If you are a beneficial owner, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or other nominee. Alternatively, if you have obtained a legal proxy from your broker, bank, trustee, or other nominee giving you the right to vote your shares, you can vote online during the Annual Meeting.

How many shares must be present or represented to conduct business at the Annual Meeting?

We can transact business at the Annual Meeting if a majority of the issued and outstanding shares of common stock entitled to vote are present in person, or by remote communication, or represented by proxy at the Annual Meeting. Abstentions are counted for the purpose of determining whether there is a quorum.

“Broker non-votes” are counted for the purpose of determining whether there is a quorum as long as the bank, broker, or nominee uses its “discretionary authority” to vote on Proposal 4, Auditor Ratification. A broker non-vote occurs when a broker, bank, trustee, or other nominee returns a proxy card, but does not vote on one or more matters because such broker, bank, trustee, or other nominee does not have the authority to do so without instructions from the beneficial owner. Broker non-votes and discretionary authority are further described below.

What is the voting requirement to approve each of the proposals?

For Proposal 1, Election of Directors, each nominee who receives a majority of the votes cast will be elected as director. A majority of votes cast means that the number of votes cast FOR a director’s election exceeds the number of votes cast AGAINST that director’s election. Cumulative voting is not permitted. Each of Proposals 2, 3 and 4 will be approved if the proposal receives the affirmative FOR vote of a majority of the shares present in person, or by remote communication, or represented by proxy and entitled to vote at the Annual Meeting.

Abstentions and broker non-votes are not considered votes cast on Proposal 1, Election of Directors, and will not affect the outcome of the election of directors. With respect to Proposals 2, 3 and 4, abstentions will have the same effect as AGAINST votes and broker non-votes will have no effect on the outcome of these proposals. With respect to the election of directors, in the event a director does not receive a majority of the votes cast, that director will be required to submit his or her resignation to the Board, with a presumption that the resignation will be accepted unless the Board determines that there is a compelling reason for the director to remain on the Board.

2 | 2020 Proxy Statement

Although the advisory vote to approve the compensation of our named executive officers (“NEOs”) is non-binding, our Board and the Compensation Committee will review the results of the votes and will consider the results in making future decisions on executive compensation.

How are votes counted?

Votes cast in person, or by remote communication, or by proxy will be tabulated by the inspector of elections appointed for the Annual Meeting. If you provide specific instructions on your proxy card, your shares will be voted as you instruct. If you do not give specific instructions on your proxy card, your shares will be voted as recommended by the Board as follows:

▪	FOR the election of each of the four Class II Directors nominated by our Board and named in this proxy statement;
▪	FOR the approval, on an advisory basis, of the compensation of our named executive officers;
▪	FOR the approval of an amendment and restatement of our Amended and Restated 2005 Stock Incentive Plan; and
▪	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2020.

What happens if additional matters are presented at the Annual Meeting?

We are not aware of any business to be acted upon at the Annual Meeting other than the four proposals described in this proxy statement. If you grant a proxy, the individuals named as proxy holders, Bret C. Griess and Gregory L. Cannon, and each or either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any reason a nominee is not available as a candidate for director, the proxy holders will vote your proxy for such other candidate or candidates as the Board may nominate.

Who will bear the cost of soliciting votes for the Annual Meeting?

We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials, and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. Our directors, executives, and regular employees, without additional remuneration, and their appointed agents, may solicit proxies or votes in person, by telephone, or by electronic communication. We will request banks, brokers, and other fiduciaries to forward proxy materials to the owners of stock held in their names and will reimburse their reasonable out-of-pocket expenses incurred in connection with that distribution.

Where can I find the voting results of the Annual Meeting?

We will announce voting results of the Annual Meeting in a Current Report on Form 8-K filed with the SEC no later than four business days after the Annual Meeting.

2020 Proxy Statement | 3

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

Overview

We are committed to maintaining sound corporate governance practices. The Board has formalized several policies, procedures, and standards of corporate governance, including our Corporate Governance Guidelines, some of which are further described in this section. We continue to monitor best practices and legal and regulatory developments with a view to further revising our governance policies and procedures, as appropriate.

Directors

The Board currently consists of eleven directors: David G. Barnes, Ronald H. Cooper, Marwan H. Fawaz, Bret C. Griess, Dr. Rajan Naik, Janice I. Obuchowski, Donald B. Reed, Frank V. Sica, Donald V. Smith, Haiyan Song and James A. Unruh. See Proposal 1, Election of Directors, for more information regarding our directors. Mr. Smith was not re-nominated for election to the Board and his term will end at the Annual Meeting.

Director Independence

The Board has determined that each Board member except Mr. Griess, our President and CEO, is an “independent director” as defined in the applicable rules of The Nasdaq Stock Market, Inc. (“Nasdaq”) and applicable SEC rules and regulations. We believe that having a Board made up predominantly of independent, experienced directors with independent oversight by a non-executive Chair (as further described in this section) is in the best interests of our Company and our stockholders. For our directors whose terms of office will continue after the Annual Meeting, the following charts represent director independence and tenure.

DIRECTOR INDEPENDENCE	TENURE

4 | 2020 Proxy Statement

Corporate Governance Practices and Documents

The Board encourages you to visit our corporate governance page on our website at http://ir.csgi.com/documents.cfm, which provides information about our corporate governance practices and includes the following documents:

▪	Committee charters;
▪	Code of Ethics and Business Conduct;
▪	Corporate Governance Guidelines; and
▪	Share Ownership Guidelines.

Information contained on, or accessible through, our website is not part of, or incorporated by reference in, this proxy statement.

Majority Voting

We use a majority voting standard in the election of directors. Thus, in any “uncontested election” of directors (i.e., an election where the number of nominees does not exceed the number of directors to be elected), each nominee to the Board will be elected by the vote of a “majority of the votes cast,” meaning that the number of votes cast FOR a director’s election must exceed the number of votes cast AGAINST that director’s election. The election of directors at the Annual Meeting is an uncontested election. Abstentions and broker non-votes will not count as votes cast for purposes of this proposal.

If any incumbent director does not receive a majority of votes cast in favor of his or her re-election to the Board, that director will be required to submit his or her resignation to the full Board, with a presumption that the resignation will be accepted unless the Board determines that there is a compelling reason for the director to remain on the Board. In the case of a contested election, directors will be elected by a plurality vote, meaning that the nominees who receive the greatest number of votes cast FOR their election will be elected.

Communications with the Board

We invite stockholders or any other interested party to send written communications to the Board or to individual Board members. Please send your letter in care of the Secretary of the Company at the address of our principal offices as shown on the first page of this proxy statement. If a letter relates to publicly available information about the Company or our stock, the Secretary will respond to the writer directly. If a letter is primarily commercial in nature or, at the discretion of the Secretary, relates to an improper or irrelevant topic, the Secretary will make a record of it, but will not transmit the communication to the Board. Any letter that relates to accounting, internal accounting controls, or auditing matters will be forwarded to the Chair of the Audit Committee. All other letters will be forwarded to the entire Board or to the individual Board member(s) to whom they are addressed.

Director Attendance at Board Meetings

During 2019, the Board held six meetings. All directors attended at least 75% of the aggregate of the total number of meetings of the Board and of the committees on which they served during 2019, except for Mr. Sica. In addition, during 2019 the Board held five executive sessions during which only independent directors were present. The Board expects to continue to conduct executive sessions limited to non-employee directors at least twice a year and our non-employee directors may schedule additional executive sessions at their discretion.

Annual Meeting Attendance

Historically, very few stockholders have attended our annual meetings; almost all stockholders who vote do so by proxy. Accordingly, directors are not required to attend our annual meetings. We expect, but do not require, employee director(s) to attend if their schedules permit, and non-employee directors are welcome to attend if they wish. All of our directors attended our 2019 Annual Meeting, except for Mr. Sica. The Board scheduled our 2019 Annual Meeting to coincide with a regular quarterly meeting of the Board so that all members present at the quarterly meeting of the Board could attend the Annual Meeting as well.

2020 Proxy Statement | 5

Board Committees

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
David G. Barnes
Ronald H. Cooper
Marwan H. Fawaz
Bret C. Griess
Dr. Rajan Naik
Janice I. Obuchowski
Donald B. Reed
Frank V. Sica
Donald V. Smith
Haiyan Song
James A. Unruh

Chair	Member	Financial Expert

Audit Committee

The Audit Committee’s primary purposes are to oversee our accounting and financial reporting processes, the audits of our financial statements, and our risk and compliance management programs.

As required by the Audit Committee charter (located at http://ir.csgi.com/documents.cfm), all members of the Audit Committee satisfy all Nasdaq and SEC requirements applicable to audit committee members and are “independent” as defined by the rules promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and by Nasdaq. The Board has determined that Mr. Barnes, Mr. Cooper, and Mr. Reed are “audit committee financial experts” as defined by applicable SEC rules. The Audit Committee held four meetings during 2019.

Compensation Committee

The Compensation Committee’s primary purposes are to review and recommend senior management compensation and benefit policies, evaluate the performance of our executive officers, and review and recommend the compensation of our executive officers. In addition, the Compensation Committee has independent authority to administer and grant equity awards under our equity plans and annual performance bonuses for executive officers. The Compensation Committee also is responsible for ongoing oversight and evaluation of our compensation policies and practices for employees generally as they relate to risk management. The Compensation Committee may delegate any of its responsibilities to a subcommittee or the Chair of the Compensation Committee. The Compensation Committee may also delegate to one or more of our officers the authority to grant awards to non-executive officers and employees of our Company under our equity compensation plans.

As required by the Compensation Committee charter (located at http://ir.csgi.com/documents.cfm), all members of the Compensation Committee are “independent” as defined by the rules promulgated by the SEC under the Exchange Act, and by Nasdaq, applicable to compensation committee members. The Compensation Committee held four meetings during 2019.

Determining Executive Officer Compensation and Use of Independent Compensation Consultant. To assist the Compensation Committee with its responsibilities, the Compensation Committee retains an independent compensation consultant, consults with our CEO (other than with respect to compensation decisions for himself) and our head of Human Resources, and draws upon the extensive business experience of its members. The Compensation Committee directs the independent compensation consultant to prepare a comprehensive formal assessment of the competitiveness of our executive officer compensation program, including a comparison of the principal components of our program (base salaries, performance bonuses, and equity awards) with those of a peer group of other public companies. The Compensation Committee considers this assessment and other data provided by the independent compensation consultant in arriving at its decisions or recommendations to the Board with respect to base salaries, performance bonuses, and long-term incentives for our executive officers. For additional information about our executive compensation program, processes, and procedures, see Compensation Discussion and Analysis.

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The Compensation Committee periodically evaluates the qualifications of its independent compensation consultant. For 2019, the Compensation Committee engaged Exequity as its independent compensation consultant. During 2019, Exequity provided only executive compensation guidance to the Compensation Committee and did not provide any other services to the Company. During 2019, the Compensation Committee requested information from Exequity, our executives, and our Board members in order to assess the independence of Exequity as the Committee’s compensation consultant and to determine whether Exequity’s work raised any conflict of interest. Based on the information provided, the Compensation Committee determined that Exequity was independent and that the work of Exequity did not raise a conflict of interest.

Determining Non-Employee Director Equity Awards. In making equity awards to our non-employee directors, the Compensation Committee considers relevant information provided by the independent compensation consultant and the recommendations of our Nominating and Corporate Governance Committee and the Board.

Risks Related to Compensation Policies and Practices for All Employees. The Compensation Committee does not believe that risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company. A number of the factors considered by the Compensation Committee when it develops executive compensation recommendations have the effect of mitigating risk. Additionally, executive officers and certain members of senior management regularly review our employee compensation policies and practices, including the elements of our compensation programs, to determine whether any element or program design encourages excessive risk taking. For additional information about the factors the Board and senior management consider that reduces the likelihood of excessive risk taking, see Risk and Compliance Oversight and Compensation Discussion and Analysis.

Compensation Committee Interlocks and Insider Participation. No member of the Compensation Committee has ever been an officer or employee of the Company. In 2019, no member of the Compensation Committee had any relationship or transaction with the Company that would require disclosure as a “related person transaction” under SEC rules. In addition, during 2019, none of our executive officers served on the board of directors or compensation committee of any other entity whose executive officer(s) served as a member of our Board or Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s primary purposes are to: (1) identify individuals qualified to become Board members; (2) recommend to the Board nominees for election as directors and directors for appointment to Board committees; (3) evaluate the Board’s performance, in conjunction with the formal and structured annual Board evaluation process conducted by an independent third-party governance expert; (4) review and recommend the compensation of our directors; and (5) develop and recommend for Board approval our Corporate Governance Guidelines and Code of Ethics and Business Conduct.

The Nominating and Corporate Governance Committee charter (located at http://ir.csgi.com/documents.cfm) requires that a majority of the members be “independent” directors. All members of the Nominating and Corporate Governance Committee are “independent” as defined by Nasdaq rules. The Nominating and Corporate Governance Committee held four meetings during 2019.

What We Look for in Director Nominees. In recommending nominees for election as directors, the Nominating and Corporate Governance Committee reviews the present composition of the Board to determine the qualities, skills, and areas of expertise needed to enable the Board and its committees to properly discharge their responsibilities. When there is a need, the Nominating and Corporate Governance Committee utilizes the services of executive search firms with well-established board practices to assist in the identification and recruitment of qualified director nominees. This process supports our objective of recruiting highly qualified candidates that meet our specific criteria for skills, professional and governance experience, diversity, and the personal attributes we are seeking, as discussed in more detail below. When identifying and assessing a candidate’s qualifications, the Nominating and Corporate Governance Committee considers, among other things: (1) the candidate’s background, reputation, independence, experience, skills, and judgment; (2) the candidate’s ability and willingness to devote the required amount of time to serve as a Board member and as a member of one or more Board committees; (3) the candidate’s other business and professional commitments and potential conflicts of interest; and (4) the number and type of other boards on which the candidate serves.

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Although we do not have a written policy on diversity, our Nominating and Corporate Governance Committee considers the diversity of the Board’s membership when nominating directors. We interpret the term “diversity” in its broadest sense and believe it encompasses many attributes, including background, experience, skills, substantive expertise, age, gender, ethnicity, geography, and education. Our Board is particularly interested in maintaining a group of individuals with experience in operations, finance, accounting, marketing, human resources, sales, and domestic and international business, particularly in the technology and communication service provider and related industries. We also consider whether nominees are active or retired executive officers of public or private companies and whether they have ever served on the board of a public company.

Our Board members also should display the personal attributes necessary to be effective directors: integrity, sound judgment, independence, ability to operate collaboratively, and a fiduciary commitment to the Company and our stockholders. We believe the current members of our Board have a diverse set of business and personal experiences, backgrounds, and expertise, and that they all share the personal attributes described above.

In June 2019, the Board engaged a third-party search firm, Heidrick & Struggles, in its search for new director candidates. As part of its engagement, Heidrick & Struggles identified Ms. Haiyan Song as nominee for director, and in January 2020, the Board appointed Ms. Haiyan Song as a new director. Ms. Song is the third new independent board member to join our board in the past five years. We believe the appointment of these new board members shows our ongoing emphasis on good corporate governance, as we continue to refresh the talent, skills, diversity and experience that are represented by the members of our Board. Ms. Song is a recognized industry leader with extensive experience across software development, security and product engineering. She currently serves as Senior Vice President and General Manager of Security Markets for Splunk, Inc.

Stockholder Recommended Director Candidates. The Nominating and Corporate Governance Committee will consider qualified nominees recommended by our stockholders for election as directors in the same manner that the Nominating and Corporate Governance Committee considers other director candidates. A stockholder who wishes to recommend a nominee for the Board should submit the recommendation in writing to the Secretary of the Company indicating the proposed nominee’s qualifications and other relevant biographical information and providing written confirmation that the proposed nominee consents to serve as a director if nominated and elected. See Stockholder Proposals for additional requirements and information. Our Secretary will forward qualifying recommendations from stockholders to the Chair of the Nominating and Corporate Governance Committee for further review and consideration. Our bylaws provide that stockholder nominations for election to the Board are subject to certain advance notice and informational requirements. Stockholders may obtain a copy of the relevant bylaw provisions from our Secretary at CSG Systems International, Inc., 6175 S. Willow Drive, Greenwood Village, Colorado, 80111.

Annual Board Evaluation Process

The Board is committed to a rigorous annual self-evaluation process. The Chair of the Nominating and Corporate Governance Committee coordinates an annual evaluation process, conducted by an independent, third-party consultant. For 2019, the consultant surveyed the full Board and select management team members, to evaluate the Board's and the Board committees' performance and procedures to determine whether they were functioning effectively, and the consultant collected and provided peer-to-peer feedback on the performance and contributions of each individual Board member. The results of the annual evaluation were reviewed by the Nominating and Corporate Governance Committee and provided to the full Board for their consideration. Regular annual Board evaluations will continue to include a Board survey process, with additional emphasis on the Board’s nominees for election at the then upcoming Annual Meeting.

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Risk and Compliance Oversight

The Board is responsible for oversight of our risks, including establishment of our risk appetite and overseeing our risk management framework. The Board recognizes the importance of effective risk oversight to the success of our strategy and to the fulfillment of its fiduciary duties to the Company and our stockholders. The Board believes taking well-considered risks is a critical component of innovation and effective leadership. The Board also recognizes that imprudently accepting risk or failing to appropriately identify and mitigate risks could negatively impact our business and stockholder value. The Board therefore seeks to foster a risk-aware culture demonstrated through an established risk appetite framework while encouraging thoughtful risk taking in pursuit of the Company’s strategic initiatives.

The Board exercises its risk oversight primarily through the Audit Committee, management and an Executive Business Risk Committee. To administer our overall risk and compliance management program, we established an Executive Business Risk Committee comprised of our executive officers, chaired by our Chief Financial Officer (“CFO”), and coordinated by our Internal Audit department. The Internal Audit department reports directly to the Chair of the Audit Committee, and prepares a quarterly report for the Audit Committee summarizing material existing and emerging business risks, along with a summary of existing or proposed risk mitigation efforts.

We also maintain a formal risk assessment and risk mitigation program that is administered by our CFO. Our executive officers, in conjunction with members of our Internal Audit department, review this program periodically throughout the year. This program is intended to: (1) identify those risks that are most likely to affect our business; (2) assign an executive to be responsible for monitoring and mitigating those risks; and (3) provide a formal mechanism for the assigned executive to report back periodically on the adequacy and effect of mitigation efforts. The Audit Committee and the Board review the results of this program at each regularly scheduled meeting. In addition, our Chief Compliance Officer has a reporting relationship to the Audit Committee and provides a quarterly report to the Committee on compliance risks, issues, and activities. Our Compensation Committee and Nominating and Corporate Governance Committee also monitor risks in their respective areas of responsibility, and keep the Board informed of any specific risks through regular reports to the Board.

The Board believes our current leadership structure facilitates its oversight of risk by combining independent leadership through the Board and the Audit Committee, along with an experienced Executive Business Risk Committee with intimate knowledge of our business, industry, and challenges.

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The following chart outlines our risk management structure and responsibilities:

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Board Leadership Structure

The Board does not have a policy regarding separation of the roles of CEO and Chair of the Board. The Board believes it is in the best interests of the Company to make that determination based on current circumstances. The Board has determined that an independent director serving as Chair is in our best interests at this time. Since 2010, Mr. Reed has served as Chair of the Board. Our Board believes this structure ensures a greater role for independent directors in the active oversight of our business, including risk management oversight, and in setting agendas and establishing Board priorities and procedures. This structure also allows our CEO to focus to a greater extent on the management of our day-to-day operations.

In the future, if the Board believes it would be in the best interests of the Company and our stockholders, the Board may decide that one person should serve as both CEO and Chair of the Board.

Code of Ethics and Business Conduct

Our Board has adopted a Code of Ethics and Business Conduct applicable to all directors, officers, and employees of the Company. Our Code of Ethics and Business Conduct and Corporate Governance Guidelines are available on our website on the Investor Relations page, under Governance Documents (located at http://ir.csgi.com/documents.cfm). We will disclose on our website any amendments to our Code of Ethics and Business Conduct, or any waiver of a provision of our Code of Ethics and Business Conduct that is required to be disclosed under applicable rules of the SEC.

Other Board Information

There are no family relationships between any of our directors or executive officers. There are no arrangements between any director, nominee, or executive officer of the Company and any other person pursuant to which such director, nominee, or executive officer was selected for such position. There are also no material legal proceedings pending to which any of our directors, officers, affiliates of the Company, or stockholders of more than 5% of our stock (or any associates of any of the foregoing) is a party adverse to the Company.

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COMPENSATION OF DIRECTORS

After consultation with the Compensation Committee's independent compensation consultant, including an analysis of peer and market practices, the Board sets the director compensation program to be in line with similar companies in our industry.  In 2019, upon the recommendation of our independent compensation consultant Exequity, we made changes to align our director compensation to be more in line with our peer group. Specifically, we increased the annual board equity grant to $175,000 of restricted stock and added a cash retainer for board committee membership. Our revised director compensation program consists of the following:

Role	Committee	Equity Grant Amount (1)	Annual Cash Retainer Amount (2)
Director (3)		$175,000	$75,000
Chair of the Board			$50,000
Chair of Committee	Audit		$16,000
	Compensation		$16,000
	Nominating and Corporate Governance		$10,000
Committee Member			$7,500

(1)	Each non-employee director receives an annual equity grant in the form of restricted stock awards as determined by the Compensation Committee, which vests one year from the grant date.
(2)	Cash retainers are paid in advance in quarterly installments, subject to such non-employee director's continued service on the Board.
(3)

A director who is an officer or employee of the Company does not receive additional compensation for serving as a director or committee member. Mr. Griess is the only current officer or employee of the Company who serves as a director, and he does not currently serve on any Board committee.

2019 Director Compensation

The following table contains information about the compensation of our non-employee directors for 2019. All amounts have been rounded to the nearest dollar and pro-rated for actual time of service on the Board or committees.

Name	Fees Earned	Stock Awards (1)(2)	Total
David G. Barnes	$92,875	$175,000	$267,875
Ronald H. Cooper	$92,875	$175,000	$267,875
Marwan H. Fawaz	$84,375	$175,000	$259,375
Dr. Rajan Naik	$76,875	$175,000	$251,875
Janice I. Obuchowski	$79,375	$175,000	$254,375
Donald B. Reed	$126,875	$175,000	$301,875
Frank V. Sica	$76,875	$175,000	$251,875
Donald V. Smith	$76,875	$175,000	$251,875
James A. Unruh	$76,875	$175,000	$251,875

(1)

This column reflects the aggregate grant date fair value of restricted stock awards granted during the year computed in accordance with the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718. Based upon the closing price of our common stock on date of grant, September 10, 2019, each non-employee director was granted 3,318 shares, which vests one year from the date of grant. The value reported excludes the impact of estimated forfeitures, if any.

(2)	The aggregate number of restricted stock awards that have not vested as of December 31, 2019, for each non-employee director was 3,318 shares.

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PROPOSAL 1 – ELECTION OF DIRECTORS

The Board is divided into three classes presently consisting of three Class I Directors, five Class II Directors, and three Class III Directors. Class I consists of Ronald H. Cooper, Janice I. Obuchowski, and Donald B. Reed, whose terms will expire at the 2022 annual meeting of stockholders. Class II consists of David G. Barnes, Marwan H. Fawaz, Dr. Rajan Naik, Donald V. Smith, and Haiyan Song, whose terms will expire at the Annual Meeting. Class III consists of Bret C. Griess, Frank V. Sica, and James A. Unruh, whose terms will expire at the 2021 annual meeting of stockholders.

The Board, upon recommendation by the Nominating and Corporate Governance Committee, has nominated Mr. Barnes, Mr. Fawaz, Dr. Naik, and Ms. Song to be elected as Class II Directors at the Annual Meeting. Mr. Smith was not re-nominated for election to the Board and his term will end at the Annual Meeting. Accordingly, after the Annual Meeting, the number of Class II Directors will be reduced to four. Unless the proxy is marked otherwise, the person acting under the accompanying proxy will vote to elect Mr. Barnes, Mr. Fawaz, Dr. Naik, and Ms. Song as the Class II Directors to serve until the 2023 annual meeting of stockholders. If a nominee is unable to serve, then the person acting under the proxy may vote the proxy for the election of a substitute nominee. The Company presently expects that all four nominees will be able to serve, and each of the director nominees has consented to serve as directors on the Board.

The following chart outlines the areas of expertise that each continuing director on the Board possesses. In addition, we have provided a brief summary of those skills with each director’s biographical information.

BOARD OF DIRECTORS Skills and Experience

Name	Accounting / Financial Management	Corporate Governance	Cyber- security	Executive Leadership	Global Business	Marketing / Sales	Mergers / Acquisitions	Strategy	Technology / Innovation
David G. Barnes	✓	✓		✓	✓		✓	✓	✓
Ronald H. Cooper	✓	✓		✓	✓	✓	✓	✓
Marwan H. Fawaz	✓	✓	✓	✓	✓		✓	✓	✓
Bret C. Griess	✓	✓	✓	✓	✓	✓	✓	✓	✓
Dr. Rajan Naik		✓	✓				✓	✓	✓
Janice I. Obuchowski		✓	✓	✓	✓		✓	✓	✓
Donald B. Reed	✓	✓		✓	✓	✓	✓	✓
Frank V. Sica	✓	✓	✓	✓	✓		✓	✓	✓
Haiyan Song	✓	✓	✓	✓	✓	✓	✓	✓	✓
James A. Unruh	✓	✓		✓	✓	✓	✓	✓	✓

The Board Recommends a Vote FOR the Election of Each of the Four Nominees for Class II Director.

The following information relates to the Board’s nominees for election at the Annual Meeting and to the other directors of the Company whose terms of office will continue after the Annual Meeting:

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Nominees for Class Ii Directors – Term to Expire in 2023:

DAVID G. BARNES

Mr. Barnes is Chief Financial Officer of Trimble Inc., a position he assumed in January 2020.  Previously, he served as Executive Vice President, Global Operations of Stantec Inc., a publicly traded global provider of engineering, consulting, and construction services from 2016 through 2018. From 2009 through 2016, he served as Executive Vice President and CFO of MWH Global Inc., an employee-owned engineering and construction firm. MWH Global Inc. was acquired by Stantec Inc. in 2016. From 2006 to 2008, he was Executive Vice President of Western Union Financial Services. From 2004 to 2006, Mr. Barnes served as CFO of Radio Shack Corporation, and from 1999 to 2004, he was Vice President, Treasurer, and U.S. CFO for Coors Brewing Company. Mr. Barnes holds an M.B.A. degree from the University of Chicago and a B.A. degree from Yale University.

Skills and Qualifications

Industry & Innovation: Hands-on strategic, financial, and business development experience in emerging and mature markets at both domestic and global companies. Extensive experience in driving stockholder value in a variety of complex international businesses.

Experience: Has served as a member of senior leadership teams of large businesses in diverse industries, with a strong emphasis on finance and strategy development.  Significant knowledge of public company governance functions, such as approval of annual budgets, compensation, and financial performance accountability mechanisms for key stakeholders.  Also served as a director of privately-held MWH Global, Inc. from 2009 through 2016, when it was acquired by Stantec, Inc.

Age: 58 Director Since: February 2014 Board Committees: ▪ Audit Committee (Chair)

MARWAN H. FAWAZ

Mr. Fawaz is currently an Executive Advisor to Google and Alphabet Inc., after joining Alphabet as the CEO of Nest Labs, Inc. With more than 30 years of experience in the media, cable, telecommunications, and broadband industries, Mr. Fawaz offers a wealth of knowledge and expertise, developed from his time as Executive Vice President and CEO of Google/Motorola Mobility from 2012 to 2013 and Executive Vice President of Strategy and Operations and Chief Technology Officer of Charter Communications from 2006 to 2011. In addition, he served as Senior Vice President and Chief Technology Officer of Adelphia Communications from 2003 to 2006 and held leadership positions for other cable industry companies such as MediaOne, among others. He was the founder and principal of Sarepta Advisors, a strategic advisory and consulting group supporting the technology, media, and telecommunications industries. He holds an M.S. degree in Electrical and Communication Engineering and a B.S. degree in Electrical Engineering, both from California State University at Long Beach.

Skills and Qualifications

Industry & Innovation: More than 30 years of experience in the media, cable, telecommunications, and broadband industries, serving in a variety of executive positions with multiple large enterprises. Comprehensive understanding of the business practices and technology used by CSG’s largest customers.

Experience: Served in multiple senior executive roles, with an emphasis in Strategy, Operations, and Technology. Significant experience serving as a director of another public company, Synacor, Inc. and as an advisory board member to several large, global companies.

Age: 57 Director Since: March 2016 Board Committees: ▪ Nominating and Corporate Governance Committee (Chair) Other Public Directorships: ▪ Synacor, Inc.

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Dr. RAJAN NAIK

Dr. Naik currently serves as Chief Strategy and Innovation Officer for Motorola Solutions, Inc., where he is responsible for the corporate strategy organization, chief technology office, venture capital portfolio, and competitive and market intelligence. Motorola Solutions creates mission-critical communication solutions, including devices, networks, software, services, and video. Prior to joining Motorola Solutions, Dr. Naik held the role of Senior Vice President, Chief Strategy Officer at Advanced Micro Devices (AMD), a provider of high-performance computing, graphics and visualization technologies. From 2000 to 2012, Dr. Naik was a Partner at McKinsey & Company in the technology/media/telecom practice. He holds a BSc. degree in Engineering from Cornell University and a Ph.D. degree in Engineering from the Massachusetts Institute of Technology.

Skills and Qualifications

Industry & Innovation: As a former Partner at McKinsey & Company, led multiple large-scale margin improvement programs for technology and telecommunications companies across sales operations, software and services delivery and procurement.

Experience: Deep experience driving growth and increasing stockholder value, having led corporate strategy, M&A, technology innovation, and corporate venture capital areas at multiple Fortune 500 enterprises. Experience on private boards for technology/telecommunications companies.

Age: 48 Director Since: August 2018 Board Committees: ▪ Nominating and Corporate Governance Committee

HAIYAN SONG

Ms. Song currently serves as Senior Vice President and General Manager of Security Markets for Splunk, Inc. Prior to that, she spent four years from 2010 to 2014 with Hewlett Packard Enterprise Co., in engineering and general manager roles within Hewlett Packard’s ArcSight Business Unit. Ms. Song joined Hewlett Packard following the company’s acquisition of ArcSight, Inc. in 2010. Ms. Song was Vice President of Engineering & Product with ArcSight from 2005 to 2010. Ms. Song holds both M.S. and B.S. degrees in Computer Science from Florida Atlantic University. She also studied at Tsinghua University in China and completed the Stanford University Graduate School of Business Executive Program in General Management in 2012.

Skills and Qualifications

Industry & Innovation: Nearly 30 years of experience in enterprise software, SaaS, and cybersecurity. Familiarity with serving customers globally with strong familiarity in Asian markets, among key industry verticals, and in both the private and public sectors.  Strong track record of building disruptive and industry-leading products. Well regarded in technology circles, having been named one of the 50 Most Powerful Women in Tech by the National Diversity Council in 2016.

Experience: Served as member of senior leadership teams across a wide spectrum of companies from startup to large businesses in software and cybersecurity industries. Incubated and grew new businesses and secured market share leadership, including building the security business at Splunk from scratch and scaling annual revenue to more than $1 billion.

Age: 54 Director Since: January 2020 Board Committees: ▪ Compensation Committee

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Class III Directors – Term to Expire in 2021:

BRET C. GRIESS

Mr. Griess currently serves as our President and CEO. He joined the Company in 1996 and held a variety of positions in Operations and Information Technology, until being appointed Executive Vice President of Operations in February 2009, Chief Operations Officer in March 2011, and President in June 2015. In January 2016, Mr. Griess was appointed President and CEO and a member of our Board. Mr. Griess holds an M.A. degree in Management and a B.S. degree in Management from Bellevue University in Nebraska, and an A.A.S. degree from the Community College of the Air Force.

Skills and Qualifications

Industry & Innovation: Extensive knowledge of the businesses and markets that CSG serves, providing the Board with keen insight about competitive dynamics and key industry trends and issues.

Experience: Significant executive experience in areas of operational finance, financial management, risk assessment, capital planning, and strategic business development. Brings executive-level leadership, strategic thinking, business development, and strong financial oversight skills to the CSG Board.

Age: 51 Director Since: January 2016 President and CEO

FRANK V. SICA

Mr. Sica has been a Partner of Tailwind Capital (a private equity firm) since 2006. He currently serves as a director on the boards of JetBlue Airways, Kohl’s Corporation, and Safe Bulkers, Inc. Mr. Sica holds an M.B.A. degree from the Tuck School of Business at Dartmouth College and a B.A. degree from Wesleyan University.

Skills and Qualifications

Industry & Innovation: Comprehensive understanding of the CSG business and markets, having served as a Company director for more than 25 years.

Experience: Wide-ranging experience in venture capital, private equity, M&A, capital markets, management recruitment, executive compensation, and strategic planning across a broad range of industries. Broad experience serving as a director of multiple large public companies.

Age: 69 Director Since: October 1994 Board Committees: ▪ Compensation Committee Other Public Directorships: ▪ JetBlue Airways ▪ Kohl’s Corporation ▪ Safe Bulkers, Inc.

JAMES A. UNRUH

Mr. Unruh became a founding Principal of Alerion Capital Group, LLC (a private equity investment company) in 1998 and currently holds such position. Mr. Unruh was an executive with Unisys Corporation (a global information technology company) from 1987 to 1997, including serving as its Chairman and CEO from 1990 to 1997. From 1982 to 1986, Mr. Unruh held various executive positions, including Senior Vice President–Finance and CFO with Burroughs Corporation, a predecessor of Unisys Corporation. Prior to 1982, Mr. Unruh was CFO with Memorex Corporation and also held various executive positions with Fairchild Camera and Instrument Corporation, including CFO. Mr. Unruh formerly served as director on the boards for Tenet Healthcare Corporation and Prudential Financial, Inc. during the past five years. He holds an M.B.A. degree from the University of Denver and a B.S. degree from the University of Jamestown.

Skills and Qualifications

Industry & Innovation: Unique combination of expertise in Information Technology together with business and financial management experience gained through executive positions held at multinational technology firms.

Experience: Broad-based understanding of investments and corporate development in pursuing long-term strategic business objectives. Significant experience serving as a director of several public and private companies with global operations.

Age: 79

Director Since: June 2005

Board Committees:

▪     Compensation Committee

▪     Nominating and Corporate Governance Committee

Former Public Directorships Held During the Past Five Years:

▪     Prudential Financial, Inc. (From April 1996 to May 2015)

▪     Tenet Healthcare Corporation (From June 2004 to May 2017)

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Class I Directors – Term to Expire in 2022:

RONALD H. COOPER

Mr. Cooper is presently retired. He most recently served as the President and CEO of Clear Channel Outdoor Americas, Inc. (an outdoor advertising company) from 2009 through 2012. Prior to this position, he was a Principal at Tufts Consulting LLC from 2006 through 2009. Previously, he spent nearly 25 years in the cable and telecommunications industry, most recently at Adelphia Communications where he served as President and COO from 2003 to 2006. Prior to Adelphia, Mr. Cooper held a series of executive positions at AT&T Broadband, RELERA Data Centers & Solutions, MediaOne and its predecessor Continental Cablevision, Inc. He has served on various boards of directors and committees with the National Cable Television Association, California Cable & Telecommunications Association, Cable Television Association for Marketing, New England Cable Television Association, and Outdoor Advertising Association of America. Mr. Cooper holds a B.A. degree from Wesleyan University.

Skills and Qualifications

Industry & Innovation: Nearly 25 years of experience in the communications industry at multiple enterprises.

Experience: Significant experience in operational finance. Held executive management positions at several multi-billion-dollar corporations in telecommunications and other related industries, with a focus on risk assessment and mitigation, capital planning, M&A, and the linkage between finance and strategy. Director and committee positions with various industry associations and non-profit boards of directors.

Age: 63 Director Since: November 2006 Board Committees: ▪ Audit Committee ▪ Compensation Committee (Chair)

JANICE I. OBUCHOWSKI

Ms. Obuchowski is the founder and President of Freedom Technologies, Inc. (a firm providing public policy, strategic, and engineering advice to companies in the communications sector, government agencies, and international clients), a position she has held since 1992. In 2003, Ms. Obuchowski was appointed by President George W. Bush to serve as Ambassador and Head of the U.S. Delegation to the World Radiocommunication Conference. She has served as Assistant Secretary for Communications and Information at the Department of Commerce, Administrator for the National Telecommunications and Information Administration (“NTIA”), and as the head of international government relations at NYNEX Corporation. Ms. Obuchowski formerly served as a director on the board for Inmarsat plc. during the past five years. She also has served on several non-profit and other publicly traded company boards. She holds a J.D. degree from Georgetown University and a B.A. degree from Wellesley College, and also attended the University of Paris.

Skills and Qualifications

Industry & Innovation: Extensive knowledge of CSG’s competitive environment and the government regulations impacting the communications and information technology sectors. Experience in international business affairs through her current and prior board positions, as well as government appointments related to international communications policies.

Experience: Broad governance and Audit Committee experience from her service as a director of multiple public companies and non-profit organizations. Led the NTIA, the government agency responsible for Internet and telecommunications policy, federal spectrum management, and government research. Responsible for major U.S. delegations and support personnel at international conferences.

Age: 68

Director Since: November 1997

Board Committees:

▪     Audit Committee

▪     Nominating and Corporate Governance Committee

Former Public Directorships Held During the Past Five Years:

▪     Inmarsat plc (From May 2009 to December 2019)

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DONALD B. REED

Mr. Reed is presently retired. He served as CEO of Cable & Wireless Global from 2000 to 2003. Cable & Wireless Global, a subsidiary of Cable & Wireless plc, is a provider of Internet Protocol (“IP”) and data services to business customers in the U.S., United Kingdom, Europe, and Japan. From June 1998 until May 2000, Mr. Reed served Cable & Wireless in various other executive positions. Mr. Reed’s career includes 30 years at NYNEX Corporation (now part of Verizon), a regional telephone operating company. From 1995 to 1997, Mr. Reed served NYNEX Corporation as President and Group Executive with responsibility for directing the company’s regional, national, and international government affairs, public policy initiatives, legislative and regulatory matters, and public relations. Mr. Reed holds a B.A. degree in History from Virginia Military Institute.

Skills and Qualifications

Industry & Innovation: More than 30 years of experience in the domestic and international telecommunications industry.

Experience: Held executive management positions at several multi-billion-dollar corporations including NYNEX Corporation, Bell Atlantic Corporation and Cable & Wireless Global, with expertise in financial management, risk assessment, investments, and strategic business development. Significant experience serving as a director of several multi-national companies, including Intervoice Inc., Idearc Media LLC and Aggregate Industries UK Limited, and his current position as Chair of privately held Oceus Networks Inc. Extensive experience in developing and implementing strategies and policies for the acquisition and development of executive talent.

Age: 75 Director Since: May 2005 Chair of the Board Since: January 2010 Board Committees: ▪ Audit Committee

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BENEFICIAL OWNERSHIP OF COMMON STOCK

The table below sets forth each stockholder known by us to own beneficially more than 5% of our outstanding common stock as of February 28, 2020.

Percentage ownership calculations for beneficial ownership are based on 32,780,708 shares outstanding at the close of business on February 28, 2020.

Principal Stockholders

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage of Common Stock Outstanding
BlackRock, Inc.	5,761,258	(1)	17.58%
55 East 52nd Street
New York, New York 10055
The Vanguard Group, Inc.	4,035,437	(2)	12.31%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
Renaissance Technologies LLC	2,264,556	(3)	6.91%
800 Third Avenue
New York, New York 10022

(1)	Based solely on Schedule 13G/A filed with the SEC on February 4, 2020 by BlackRock, Inc.
(2)	Based solely on Schedule 13G/A filed with the SEC on February 11, 2020 by The Vanguard Group, Inc.
(3)	Based solely on Schedule 13G/A filed with the SEC on February 13, 2020 by Renaissance Technologies LLC.

2020 Proxy Statement | 19

Directors and Executive Officers

The table below sets forth to our knowledge the beneficial ownership of common stock held by each director and each NEO of the Company included in the 2019 Summary Compensation Table, individually, and by all directors and executive officers of the Company as a group, in each case as of February 28, 2020.

Beneficial ownership is determined in accordance with SEC rules, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon vesting or exercise of equity awards within 60 days of February 28, 2020. Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose. Percentage ownership calculations for beneficial ownership are based on 32,780,708 shares outstanding at the close of business on February 28, 2020.

Name	Total Shares of Common Stock Beneficially Owned as of February 28, 2020 (1)(2)	Percentage of Common Stock Outstanding
David G. Barnes	18,118	*
Ronald H. Cooper	31,086	*
Marwan H. Fawaz	12,318	*
Bret C. Griess	258,752	*
Rolland B. Johns	41,777	*
Kenneth M. Kennedy	56,795	*
Dr. Rajan Naik	6,318	*
Janice I. Obuchowski	45,979	*
Donald B. Reed	38,186	*
Brian A. Shepherd	75,704	*
Frank V. Sica	24,368	*
Donald V. Smith	26,318	*
Haiyan Song	-	*
James A. Unruh	44,416	*
All directors and executive officers as a group	680,135	2.07%

*	Less than 1% of the outstanding common stock.
(1)

Each person named has sole voting and investment power over the shares owned by him or her, except that Ms. Obuchowski has shared voting and investment power with respect to 3,000 shares owned jointly with her husband.

(2)

Includes restricted shares of common stock administered under the Amended and Restated 2005 Stock Incentive Plan of the Company, which have not vested and are itemized in the table below. Each holder of restricted shares may vote such shares but may not sell, transfer, or encumber such shares until they vest in accordance with the applicable restricted stock award agreement.

Name	Number of Restricted Shares That Have Not Vested as of February 28, 2020
David G. Barnes	3,318
Ronald H. Cooper	3,318
Marwan H. Fawaz	3,318
Bret C. Griess	112,172
Rolland B. Johns	28,662
Kenneth M. Kennedy	30,967
Dr. Rajan Naik	3,318
Janice I. Obuchowski	3,318
Donald B. Reed	3,318
Brian A. Shepherd	31,806
Frank V. Sica	3,318
Donald V. Smith	3,318
Haiyan Song	-
James A. Unruh	3,318
Total	233,469

20 | 2020 Proxy Statement

SHARE Ownership Guidelines

The Board has established robust share ownership guidelines for our executive officers and non-employee directors. Each executive officer is expected to attain the minimum ownership level within four years of his or her date of appointment and they may not sell any granted/retained shares of stock in the corporation until the requirements are met. Non-employee directors do not have a specific timeframe to attain their share ownership requirements, and they may not sell any granted/retained shares of our stock until the requirements are met. All non-employee directors and executive officers are in compliance subject to applicable grace periods and other transfer limitations.

Ownership levels are determined based on the common stock owned by each individual, excluding any unvested shares of restricted stock.

Below is a summary of the current required minimum share ownership levels:

Minimum Share Ownership Level
CEO	Value equal to three times annual base salary
Other executive officers	Value equal to annual base salary
Non-employee directors	Value equal to five times annual cash compensation

Hedging Policy

As part of our stock trading policy, all employees, including our executive officers, and non-employee directors (and their designees) are prohibited from engaging in short sales of our securities and engaging in transactions that are designed to hedge or offset any decrease in the market value of our stock, including certain forms of hedging and monetization transactions, such as zero-cost dollars, prepaid variable forward sale contracts, equity swaps and exchange funds.

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EXECUTIVE COMPENSATION –

COMPENSATION DISCUSSION AND ANALYSIS

This section explains our 2019 executive compensation program as it relates to the following named executive officers (“NEOs”). Compensation information for the NEOs is presented in the tables following this discussion.

NEO	Position
Bret C. Griess	President and CEO
Rolland B. Johns	Executive Vice President ("EVP") and CFO
Kenneth M. Kennedy	EVP and President, Technology and Product
Brian A. Shepherd	EVP and Group President

Executive Summary

2019 Executive Compensation Highlights

Our executive compensation program is reviewed each year for alignment with our business strategy and evolving market and governance practices for executive compensation.

Our compensation program consists of a balance of multiple elements, including base salary, annual cash incentive programs, and, for some employees, long-term equity incentive awards that are earned over a number of years. The structure of our annual cash incentives for NEOs includes multiple performance measures that are objective and quantifiable, with a corresponding minimum and maximum payout range. A significant portion of our NEOs’ pay is tied to long-term equity awards based on the achievement of predetermined financial and operational performance measures that we believe align the long-term interests of our executives with those of our stockholders.

After considering compensation within our peer group and consulting with Exequity, the Compensation Committee (the “Committee”) independently assessed the value and competitiveness of each NEO’s compensation, including various pay components. Based upon their assessment, the Board and the Committee made the following decisions regarding the framework for the 2019 executive compensation program:

Base Salary. The Committee reviewed the salaries of our CEO and other NEOs and determined that their current salaries were in alignment with the corresponding median levels of our peer data and competitive pay practices, and as a result, salaries for our CEO and other NEOs were not changed for 2019.

Annual Incentive Program. The Committee maintained the target bonus percentage for Mr. Griess at 150% of base salary. The target bonus percentages for the other NEOs were also maintained by the Committee with Mr. Kennedy’s and Mr. Shepherd’s targets remaining at 100% of base salary and Mr. Johns’ target remaining at 75% of base salary. For more information, see 2019 Compensation – 2019 Annual Performance Bonuses.

Long-Term Incentive (“LTI”) Program. For the 2019 annual grant, the Committee retained the LTI award program structure with 60% of each NEO’s award granted in the form of performance-based restricted stock, with the remaining 40% of each NEO’s 2019 LTI award granted in the form of time-based restricted stock that vests ratably over a four-year period.

The Committee continued to align LTI compensation for our NEOs with our pay-for-performance philosophy and strategic goals. Similar to last year, the 2019 performance-based awards have an opportunity to vest at the end of a two-year performance period based upon the achievement of predetermined, objective, and quantifiable performance measures. For 2019, the Committee established Non-GAAP (“Generally Accepted Accounting Principles”) EPS as a primary measure in the LTI program to directly align with stockholder interests and “Total Contract Value” to measure the expansion of our Ascendon business. The Committee retained “Impact Minutes” as the operational measure for the program. These performance measures were selected to incentivize and reward long-term strategic progress towards the success of the business and drive the creation of long-term stockholder value.

22 | 2020 Proxy Statement

For more information on our executive compensation program, see 2019 Compensation – 2019 Long-Term Incentive Awards.

Pay-for-Performance Compensation Program

Sixty percent of our CEO’s and on average 54% of our other NEOs’ total target compensation was based on the achievement of key financial and operational measures under our annual incentive and LTI programs.

We executed on our key strategic initiatives during 2019 and exceeded or met our financial targets. As a result, our NEOs’ achieved payouts and performance-based stock vesting under our executive compensation program are as follows:

▪	Earned a payout of 145.7% of target under the annual incentive program (“Annual Performance Bonus Program”) for 2019;
▪	Vested 100% of the third and last tranche of the 2017 performance-based restricted stock award; and
▪	Vested 116.5% of the 2018 performance-based restricted stock award.

For more information, see the 2019 Compensation section.

2019 Say-on-Pay Results

Over 93% of the votes cast on our 2019 say-on-pay proposal were in favor of our executive compensation program and policies. When making compensation decisions for our NEOs, the Committee considers the voting results of our annual say-on-pay proposal along with other factors, such as our pay-for-performance philosophy and a competitive market analysis of peer companies to determine compensation practices. The Committee considered the results of the 2019 advisory vote in making changes to the 2019 compensation for our NEOs as described in this proxy statement.

2020 Proxy Statement | 23

Governance and Compensation Practices

WHAT WE DO			WHAT WE DO NOT DO
✓	Majority of executive officer pay is performance-based	✗	No repricing or replacing of underwater options without stockholder approval
✓	Meaningful share ownership guidelines	✗	No income tax gross-ups in executive employment agreements
✓	Clawback policy for executive officers	✗	No excessive perquisites or other benefits
✓	Independent compensation consultant, engaged by the Committee	✗	No dividends or dividend equivalents paid on unvested time-based or performance-based shares (dividends or dividend equivalents accrue and are only paid upon vesting)
✓	Include “double-trigger” change of control provisions	✗	No “single-trigger” change of control vesting of equity awards
✓	Limit post-employment and change of control benefits	✗	No hedging of the Company’s securities is permitted
✓	Hold annual say-on-pay vote

Key Compensation Governance Factors

We believe that the following governance and compensation practices reinforce our business strategy, culture, and values.

We Design Performance-Based Compensation to Reflect Our Business Strategy and Enhance Stockholder Value. We use certain predetermined financial and operational performance measures to determine compensation under our annual incentive and LTI programs. Each measure represents a key metric that reflects on the execution of our long-term business strategy to enhance stockholder value. For additional information about our business strategy, see the Company Overview and Business Strategy section.

We Emphasize the Long Term. A significant portion of our NEOs’ total compensation is in the form of long-term equity awards, 60% of which is performance-based restricted stock that fully vests only if we achieve specific predetermined financial or operational measures.

We Align the Financial Interests of Our Executives With the Interests of Our Stockholders Through Equity Awards and Share Ownership Guidelines. Each NEO must own at least the threshold level of our shares that is consistent with our share ownership guidelines. For additional information, see the Share Ownership Guidelines section.

We Have a Clawback Policy That Covers Our Executive Officers. The policy authorizes us to reduce or cancel, or require the recovery of, all or a portion of an executive officer’s annual bonus or LTI compensation award for intentional misconduct that leads to a material restatement of the financial statements of the Company. For additional information, see the Employment Agreements section.

The Committee Relies On the Advice of an Independent Compensation Consultant. The Committee has engaged an independent compensation consultant that does not provide any services to management and that had no relationship with management prior to the engagement.

No Potential Income Tax Gross-Ups. A key feature of the executive officers’ employment agreements is the exclusion of potential income tax gross-ups for change of control benefits. For additional information regarding the agreements, see the Employment Agreements section.

We Provide Only Limited Perquisites and Other Benefits. Our NEOs are generally eligible for few perquisites or other benefits outside those available to our employees. For additional information, see the 2019 Summary Compensation Table in the Executive Compensation Tables section.

No Dividends or Dividend Equivalents Paid on Unvested Stock Awards. We do not pay dividends or dividend equivalents on unvested stock awards. Dividends or dividend equivalents accrue, but are not paid on unvested performance- and time-based restricted stock awards. Accrued dividends are only paid upon vesting of restricted stock awards.

24 | 2020 Proxy Statement

We Have a Policy Prohibiting Hedging Transactions Involving Our Stock. Our NEOs and other insiders are prohibited from selling our stock short or entering into transactions in puts or calls that raise similar concerns regarding speculation in our stock. For additional information, see the Hedging Policy section.

Determining Executive Compensation

Each year during its February meeting, the Committee certifies the following for the previous fiscal year: (1) the level of performance attained for our predetermined performance measures; (2) the amount payable under the Annual Performance Bonus Program, our annual incentive program; and (3) the vesting levels for our performance-based restricted stock awards. The Committee also evaluates and recommends to the Board the base salary for each of our NEOs as well as the performance measures and target levels for the Annual Performance Bonus Program and performance-based restricted stock awards for the current year. The target levels are typically established based upon our initial internal financial or operational targets and adjusted for a pre-established growth or improvement factor for performance-based restricted stock awards that extend over a multi-year period.

When making compensation decisions and recommendations, the Committee considers the following key factors:

▪	Competitive peer group and market information and guidance provided by our independent compensation consultant;
▪	Our financial and operational performance;
▪	Progress on key strategic initiatives;
▪	Individual performance reviews and compensation recommendations provided by the CEO regarding the other NEOs;
▪	Committee and Board evaluations, both formal and informal, of the NEOs; and
▪	A comparison of our actual results with the target measures for the annual performance bonus and LTI awards.

As required by the Committee’s charter, the CEO may not be present when either the Committee or the Board discuss or vote on CEO compensation.

The Committee undertakes considerable analysis when determining measures to be used in both its Annual Performance Bonus Program and performance-based equity awards.

The Committee selects a combination of measures that, if achieved in the long-term, will most likely result in positive long-term stockholder return. Goals are established to effectively incent the NEOs to achieve long-term results while maintaining the consistent operational excellence our customers have come to expect.

Our performance-based equity awards to our NEOs employ a multiple-year time horizon, with the shares in the award eligible for vesting based upon achievement of the specified predetermined objective and measurable performance levels. A minimum threshold of achievement is required before any shares for a measure may vest. At the threshold performance level, 50% of the target shares will vest. If targets are achieved, 100% of the target shares will vest. Up to 200% of the target shares may vest at the end of the performance period if targets are significantly exceeded.

The Committee believes that executive compensation based on the achievement of performance-based measures that are tied to the short- and long-term strategy of our business incentivizes management to invest in the success of the business, while also linking executive compensation to increasing stockholder value.

Role of the Independent Compensation Consultant and Management

The Committee has sole authority and discretion to retain and terminate compensation consultants, independent legal counsel, and other advisers to help the Committee perform its responsibilities. It has the sole authority to approve the fees, scope, and other terms of engagement with its compensation consultant and other advisers, with full funding provided by the Company. The Committee is responsible for determining the independence of its compensation consultant and other advisers. Management is available at the Committee’s request to assist the consultant by providing historical pay data and perspective on our competitive environment for recruiting managerial talent.

2020 Proxy Statement | 25

The Committee engaged Exequity as its independent compensation consultant to advise on executive compensation matters for 2019. The Committee instructed Exequity to take a broad view of the competitive compensation landscape to assist the Committee in structuring a compensation program for our NEOs. We believe this broader perspective has enabled us to attract and retain a highly talented executive team. Exequity reviewed compensation data publicly available from peer companies, using position matches and data analyses to identify the most appropriate comparisons among executives of similar titles and responsibilities. For additional information regarding the companies in the peer group component and the pay of our NEOs compared to the peer group, see the Role of Benchmarking in Determining Compensation and Peer Group.

Compensation Mix

The compensation program for each of our NEOs includes the following components, which together comprise “Total Direct Compensation”: (i) base salary, (ii) an annual performance bonus, and (iii) two types of LTI awards. The objective of each component and the form in which each is delivered if earned is outlined as follows:

Core Component	Purpose	Percentage of Total Direct Compensation	Form
Base salary	Provide competitive base compensation that reflects the scope of responsibility, level of authority, and overall duties of the position	13-25%	Cash
Annual incentive program

Provide an annual bonus opportunity that is tied to predetermined Company performance goals and achievement of individual performance objectives ("Annual Performance Bonus Program") to ensure focus on annual financial and operating results

		19-24%	Performance- based cash
Long-term incentive program

Provide performance-based equity awards tied to predetermined Company performance goals measured over a two-year period to ensure focus on long-term value creation and the Company’s strategic objectives

		31-40%	Performance- based equity
	Provide time-based equity awards that vest ratably over a four-year period to serve as a retention tool	20-27%	Time-based equity

Total Direct Compensation. The charts below illustrate the percentage of compensation our CEO and other NEOs on average would generally receive, if paid at target level, for each core compensation component, based on 2019 target compensation:

COMPONENTS OF TOTAL DIRECT COMPENSATION AT TARGET
CEO	Other NEOs – Average

26 | 2020 Proxy Statement

Role of Benchmarking in Determining Compensation and Peer Group

Role of Benchmarking in Determining Compensation

To assist the Committee in establishing 2019 compensation for the NEOs, Exequity provided a competitive assessment using peer group compensation information for the primary elements of our NEO compensation packages. Exequity analyzed and assessed peer group data for roles corresponding to and closely aligned to the roles of our NEOs. The peer group composition is described in the next section.

The Committee recognizes that peer group comparisons may not be perfectly aligned because the executive titles and responsibilities at peer group companies may not be directly comparable to those of our NEOs with similar or equivalent titles. The Committee generally considers Total Direct Compensation (including target bonus) for a NEO to be competitive if it is near the median of the peer group data.

Our compensation philosophy is intended to ensure leadership continuity as part of our succession planning and to leverage variable incentive pay tied to our performance.

Peer Group Used for Benchmarking

The peer group used for compensation benchmarking is reviewed annually to ensure its composition and characteristics remain consistent with our objectives, and is based on analysis and recommendations by our independent compensation consultant. The peer group used to determine 2019 compensation, as listed in the following table, includes companies in the software, data processing and outsourced services, information technology consulting, and other electronic industries, which were selected for their comparable size, product, service offerings, customers, and markets. Their annual revenues ranged in size from $345 million to $2.0 billion at the end of 2018.

2019 Company Peer Group

ACI Worldwide, Inc.	j2 Global, Inc.
Aspen Technology, Inc.	Manhattan Associates, Inc.
Black Knight, Inc.	ManTech International Corp.
Blackbaud, Inc.	National Instruments Corporation
Bottomline Technologies (de), Inc.	NIC, Inc.
Cardtronics plc	Perficient, Inc.
CoreLogic, Inc.	Progress Software Corporation
CTS Corporation	RealPage, Inc.
Ebix, Inc.	Sykes Enterprises, Incorporated
EPAM Systems, Inc.	Syntel, Inc. (1)
EVERTEC, Inc.	Verint Systems Inc.
ExlService Holdings, Inc.	WEX Inc.
Fair Isaac Corp.

(1)	Syntel, Inc. was acquired by Atos in October 2018.

2020 Proxy Statement | 27

2019 Compensation

2019 Annual Base Salaries

For 2019, the Committee recommended to the Board, and the Board approved, the following base salaries for our NEOs:

NEO	2019 Base Salary	2018 Base Salary	% Increase in Base Salary from 2018
Bret C. Griess	$700,000	$700,000	-
Rolland B. Johns	$400,000	$400,000	-
Kenneth M. Kennedy	$420,000	$420,000	-
Brian A. Shepherd	$455,000	$455,000	-

The Committee provides for competitive base compensation that reflects the scope of responsibility, level of authority, and overall duties of the position. Based on their review and assessment of the peer data and competitive market practices for the duties and responsibilities of each position, the Committee determined that the 2018 salary levels for our NEOs would be maintained for 2019 and no changes were made.

2019 Annual Performance Bonuses

Annual performance bonuses are awarded under the terms of our Annual Performance Bonus Program and are determined based on the following formula:

Base Salary. The starting point for each NEO’s bonus calculation is the NEO’s base salary.

NEO Target Bonus Percentage. The Committee provides competitive bonus opportunities for the NEOs based on the achievement of annual performance goals. After considering the competitive compensation information provided by Exequity, the Committee elected to maintain a 150% target bonus percentage for Mr. Griess, a 100% target bonus percentage for Mr. Kennedy and Mr. Shepherd, and a 75% target bonus percentage for Mr. Johns for 2019.

The 2019 and 2018 target bonus percentages of base salary for each NEO were as follows:

NEO	2019 Target Bonus %	2018 Target Bonus %
Bret C. Griess	150%	150%
Rolland B. Johns	75%	75%
Kenneth M. Kennedy	100%	100%
Brian A. Shepherd	100%	100%

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Company Performance Percentage. The Company performance percentage is based on our performance against two predetermined financial performance measures: Non-GAAP adjusted revenues and Non-GAAP adjusted operating margin percentage. If we achieve the target levels of performance for both measures, the Company performance percentage achieved will be 100%. If we miss the minimum threshold performance for either measure, the Company performance percentage will be zero (0%). If we exceed target levels, the Company performance percentage can exceed 100% up to a maximum of 200%. The following table shows our financial results with respect to the 2019 targets:

	2019 Results (1)	2019 Target (100% Payout)	2019 Minimum Threshold
Non-GAAP adjusted revenues (in millions) (2)	$927.7	$911.6	$898.5
Non-GAAP adjusted operating margin percentage (3)	17.9%	17.0%	17.0%

(1)

The 2019 results shown above are derived from the audited financial information included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (the "2019 Form 10-K"). These results and the determination of the bonus earned are certified by the Committee, as discussed above.

(2)	Non-GAAP adjusted revenues is defined as GAAP revenues less transaction fees.
(3)

Non-GAAP adjusted operating margin percentage is calculated by dividing Non-GAAP operating income by our Non-GAAP adjusted revenues. Non-GAAP operating income is defined as our GAAP operating income with the following items added back, as applicable: (a) stock-based compensation; (b) restructuring and reorganization charges; and (c) acquisition-related expenses (e.g. amortization of acquired intangible assets, earn-out compensation, and transaction-related costs).

The Company’s performance percentage achieved for 2019 for the results in the above table was calculated at 145.7% and was certified by the Committee in February 2020.

NEO Individual Performance Percentage. The final component of the Annual Performance Bonus Program is a determination by the Committee in its evaluation of each NEO’s individual performance achievement expressed as a percentage, not to exceed 100%. This evaluation is based on the achievement of certain common and unique objectives described below. These non-financial objectives are important to our success and are designed to enhance stockholder value over the long term.

Common Objectives. Common elements of NEO objectives include operational and functional responsibilities. Specifically, each NEO has multiple objectives associated with the stewardship of the NEO’s areas of responsibility. The particular objectives vary by NEO, but typically include achieving both near- and long-term business objectives and meeting budget expectations.

Unique Objectives. The following are examples of categories of individual objectives unique to one or more of the NEOs based on area of responsibility within the Company:

▪

Deliver on Key Development Initiatives. As a technology company, we have a technology product road map requiring significant software development investments aimed at achieving specified feature and functional milestones, and overall, at modernizing our platforms and processes to enhance our market competitiveness.

▪

Maintain and Expand Client Relationships. A significant portion of our revenue is derived from a limited number of key clients, and a critical objective is to ensure that these relationships remain strong and, when applicable, that important contracts are renewed under terms satisfactory to both parties.

▪

Contribute to Growth Initiatives. Implementation of our long-term strategic plan is a fundamental objective, including execution on our merger, acquisition, and partnership strategies, and when applicable, the successful integration of acquired assets.

▪	Increase Cost Efficiency. Our NEOs are expected to identify and implement potential cost savings and process efficiencies in identified areas of the Company.
▪

Staff Development. Succession planning and development of key staff is an important Company-wide objective, including transitioning identified tasks and functions from outgoing personnel to new personnel, where applicable.

The Committee met in February 2020 to consider the 2019 performance of each NEO as compared to the individual’s performance goals. Mr. Griess summarized the 2019 performance of the other NEOs and presented information to the Committee for consideration. After evaluating each NEO’s performance, the Committee assigned each NEO an individual performance percentage of 100% for 2019.

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Final 2019 Bonus Calculation. The following table shows the calculation of the annual performance bonus earned by each NEO for 2019:

NEO	Base Salary	x	NEO Target Bonus Percentage	x	Company Performance Percentage Achieved	x	NEO Performance Percentage Achieved	=	2019 Total Bonus Earned
Bret C. Griess	$700,000		150%		145.7%		100%		$1,529,850
Rolland B. Johns	$400,000		75%		145.7%		100%		$437,100
Kenneth M. Kennedy	$420,000		100%		145.7%		100%		$611,940
Brian A. Shepherd	$455,000		100%		145.7%		100%		$662,935

Long-Term Incentive Awards

We use our LTI program to provide variable pay compensation in the form of equity that rewards executives when we achieve long-term results that align with stockholders’ interests.

Under our LTI program, we generally grant our NEOs two types of awards, which are administered under our Amended and Restated 2005 Stock Incentive Plan: performance- and time-based restricted stock awards. Based on a review of market data and recommendations from our independent compensation consultant, each NEO is awarded an aggregate LTI value, which is allocated among the two types of awards. For 2019, we continued with our 2018 mix of awards (see table below) to provide the appropriate balance of performance- and time-based compensation to support our long-term strategy. This mix of awards is designed to tie executive compensation to balance performance focus with retention value, and mitigate the risk of over-focus on a single measure.

2019 LTI Award Mix
Award Type	Allocation Percentage	Alignment to Stockholder Interests
Performance-Based Restricted Stock	60%	Vesting depends on our performance at the end of a two-year performance period if specified predetermined performance measures are achieved
Time-Based Restricted Stock	40%	Value realized for the award depends on our stock price when the award vests

See the Executive Compensation Tables – 2019 Grants of Plan-Based Awards for additional information on the 2019 grants.

The key components of our LTI program are summarized below:

2019 Performance-Based LTI Award. The Committee continued to align LTI compensation for our NEOs with our pay-for-performance philosophy and strategic goals. Similar to last year, the 2019 performance-based awards have an opportunity to vest at the end of a two-year performance period upon the achievement of predetermined objective and quantifiable performance measures.

The program is structured to align both near-term progress and a long-term focus by establishing an opportunity at the end of a two-year cycle to vest the award based on actual performance.

For 2019, the Committee selected financial and operational measures for the program to incentivize and reward long-term strategic progress towards enhancing the success of the business. The following performance-based measures and weighting of such measures were selected by the Committee to align our executive compensation to the creation of long-term stockholder value, company financial performance, strategic growth, and operational excellence.

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2019 Performance-Based LTI Award Two-Year Performance Period Ending December 31, 2020
Performance Measures	Weighting	Definition
Fully Diluted, Non-GAAP EPS	60%

Calculated by dividing Non-GAAP Net Income by the weighted average of diluted shares outstanding for the period. Non-GAAP Net Income is defined as pre-tax income calculated in accordance with GAAP, adding back the following items, as applicable:  (a) restructuring and reorganization charges; (b) acquisition-related expenses (e.g. amortization of acquired intangible assets, earn-out compensation and transaction-related costs); (c) stock-based compensation; (d) amortization of original issue discount; and (e) gain (loss) on the extinguishment of debt, less income tax expense, determined by applying an estimated effective income tax rate.

Ascendon Total Contract Value (“TCV”)	24%	Net new TCV during for the two-fiscal-year period ending December 31, 2020 for our Ascendon platform.
Impact Minutes Improvement	16%	Impact Minutes is a key internal operational measure linked to customer satisfaction, with the performance target representing our improvement during the performance period.

At the end of the two-year performance period, our NEOs may earn from 0% to 200% of the target number of performance-based shares based on the level of achievement for each performance measure. At maximum performance, these awards vest at 200% of the target value for each performance measure. At threshold performance these awards vest at 50% of target value, and no awards are vested if performance falls below the established threshold for such measure. No dividends or dividend equivalents are paid on unvested performance-based restricted stock; dividends accrue and accrued dividends are only paid upon vesting.

2019 Time-Based LTI Award. Our time-based restricted stock awards are designed to significantly strengthen the retention value of our LTI program by providing a full value component to balance our performance-based awards. The time-based restricted stock vests ratably over a four-year period, subject to continued employment with our company. No dividends or dividend equivalents are paid on unvested time-based restricted stock; dividends accrue and accrued dividends are only paid upon vesting.

2018 Performance-Based LTI Award Results. The following table summarizes key terms of the NEOs’ 2018 performance-based LTI awards and the 2019 actual performance results for the shares eligible to vest for 2019. In aggregate, 116.5% of the target shares for this grant vested based on the achievement levels below for our financial and operational results as certified by the Committee.

2018 Performance-Based LTI Award Two-Year Performance Period Ended December 31, 2019
Performance Measures	Weighting	Performance Achieved (4)	Weighted Achievement
Organic Revenue (1)	60%	115.5%	69.3%
Ascendon Revenue (2)	24%	63.4%	15.2%
Impact Minutes Improvement (3)	16%	200%	32.0%
Total Weighted Achievement			116.5%

(1)	Organic Revenue is defined as total 2019 GAAP revenue excluding certain revenues resulting from acquisition-related activities.
(2)	Ascendon Revenue is defined as 2019 Ascendon platform revenues.
(3)	Impact Minutes is a key internal operational measure linked to customer satisfaction, with the performance target representing our improvement during the performance period.
(4)	Performance achieved capped at 200%.

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2017 Performance-Based LTI Award Results. The following table summarizes key terms of the NEOs’ 2017 performance-based LTI awards and the 2019 actual financial results compared to the financial targets for the shares eligible to vest for 2019. Based on the achievement levels below for our 2019 financial results as certified by the Committee, 100% of the third and last tranche of this award vested.

2017 Performance-Based LTI Award – Restricted Stock Three-Year Performance Period Ended December 31, 2019
Financial Performance Measures (in millions, except per share amounts)	Revenues	Adjusted EPS (1)
2019 Actual (2)	$982.0	$4.34
Target	$865.0	$2.76
Minimum Threshold	$849.4	$2.74

(1)

Calculated by dividing Adjusted Net Income by the weighted average of diluted shares outstanding for the period. Adjusted Net Income is defined as pre-tax income calculated in accordance with GAAP, adding back the following items, as applicable:  (a) depreciation expense; (b) amortization of original issue discount; (c) acquisition-related costs (e.g. amortization of acquired intangible assets, earn-out compensation and transaction-related costs); (d) amortization of other intangible assets; (e) restructuring and reorganization charges; (f) the difference between the book gain and the cash/economic gain on the retirement of debt; and (g) extraordinary gain or loss on the issuance or retirement of debt obligations, less income tax expense, determined by applying an estimated effective income tax rate.

(2)

The 2019 actual amounts are derived from the audited financial information of the Company as provided in our 2019 Form 10-K. These results and the determination of the earned vesting level are certified by the Committee.

32 | 2020 Proxy Statement

Other Considerations

Other Benefits and Employment Agreements

The Committee does not believe that perquisites and other benefits should play a major role in the overall compensation program of our NEOs. We offer our NEOs substantially the same benefits as our other employees, including the opportunity to defer a portion of their annual base salary and annual performance bonus through a 401(k) plan that is generally available Company-wide, and through a more restricted (i.e., participation is limited to vice presidents and above) non-qualified deferred compensation program as discussed later in the 2019 Non-Qualified Deferred Compensation section. Both of these plans include Company matching contributions. The Committee views these deferral programs as individual retirement planning options and not as long-term compensation. The amount of our contributions for each NEO is reported in a footnote to the 2019 Summary Compensation Table in the Executive Compensation Tables that follow. Our NEOs also have employment agreements with the Company. See Employment Agreements section for additional information.

Tax Deductibility of Executive Compensation

Section 162(m) of the Code generally limits to $1 million the amount of compensation we can deduct in any one year for compensation paid to our CEO, CFO, and certain other covered employees. Prior to 2018, the $1 million limit generally did not apply to compensation that was performance-based and provided under a stockholder-approved plan. The Tax Cut and Jobs Act enacted in December 2017 generally eliminated the performance-based exception from Section 162(m) for tax years beginning after 2017, unless the compensation qualifies for transition relief applicable to contracts in place on November 2, 2017. The Committee intends to continue to assess the impact of Section 162(m) on the Company’s compensation programs, including the potential availability of transition relief for awards granted before 2018. While the Committee considers the deductibility of compensation as one factor in determining executive compensation, the Committee also looks at other factors in making its decisions and retains the flexibility to grant discretionary awards and make payments that it determines to be consistent with our goals for our executive compensation program even if the amounts are not deductible by the Company for tax purposes.

Accounting Considerations

ASC Topic 718, Compensation—Stock Compensation (referred to as ASC Topic 718), requires us to recognize an expense for the fair value of equity-based compensation awards over the expected service period. Grants of stock options, restricted stock, and performance restricted stock under our equity incentive award plans will be accounted for under ASC Topic 718. We will consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

2020 Proxy Statement | 33

REPORT OF THE COMPENSATION COMMITTEE

We have reviewed and discussed with management of the Company the Compensation Discussion and Analysis, which appears in this Proxy Statement as is required by Item 402(b) of SEC Regulation S-K.

Based upon such review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee of the Board of Directors:

Ronald H. Cooper, Chair

Frank V. Sica

Donald V. Smith

Haiyan Song

James A. Unruh

34 | 2020 Proxy Statement

EXECUTIVE COMPENSATION TABLES

2019 Summary Compensation Table

The following table sets forth certain information with respect to the compensation earned by our NEOs during the years ended December 31, 2019, 2018, and 2017, as applicable. All dollar values have been rounded to the nearest dollar.

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (4)	Total
Bret C. Griess	2019	$700,000	$-	$3,500,013	$1,529,850	$336,210	$6,066,073
President and CEO	2018	$700,000	$-	$4,699,977	$888,300	$248,105	$6,536,382
	2017	$675,000	$104,288	$3,000,018	$1,042,875	$234,622	$5,056,803
Rolland B. Johns (3)	2019	$400,000	$-	$874,973	$437,100	$60,346	$1,772,419
EVP and CFO	2018	$378,119	$-	$752,985	$253,800	$36,323	$1,421,227
Kenneth M. Kennedy	2019	$420,000	$-	$924,970	$611,940	$115,637	$2,072,547
EVP and President,	2018	$420,000	$-	$1,479,991	$355,320	$87,779	$2,343,090
Technology and Product	2017	$381,100	$-	$924,984	$392,533	$63,639	$1,762,256
Brian A. Shepherd	2019	$455,000	$-	$950,030	$662,935	$127,780	$2,195,745
EVP and Group President	2018	$455,000	$-	$1,520,007	$384,930	$78,915	$2,438,852
	2017	$412,000	$42,436	$949,983	$424,360	$60,872	$1,889,651

(1)

The amounts in the Stock Awards column reflect the aggregate grant date fair value of performance- and time-based restricted stock awards granted in each respective year, computed in accordance with FASB ASC Topic 718, excluding the impact of estimated forfeitures. Assumptions used to determine these amounts are set forth in Note 13 of our 2019 Form 10-K. The aggregate grant date fair value is calculated using the closing price of our common stock on the date of grant and the target number of performance-based shares that can be earned under the awards. For 2019, the total aggregate grant date fair value of restricted stock awards, assuming the highest level of performance, would be as follows:  Mr. Griess - $5,600,021, Mr. Johns - $1,399,965, Mr. Kennedy - $1,479,960, and Mr. Shepherd - $1,520,040. See 2019 Grants of Plan-Based Awards for details.

(2)

Represents the annual performance bonus amounts earned by our NEOs in the respective years. Such amounts are paid during the first quarter following the year in which the bonus was earned. Details of the amounts in the “Non-Equity Incentive Plan Compensation” column are reflected in the Final 2019 Bonus Calculation.

(3)	Mr. Johns was promoted to EVP and CFO effective May 17, 2018. Correspondingly, the Board approved a salary increase to $400,000 resulting in a total annualized salary of $378,119.
(4)	For 2019, details of the “All Other Compensation” column are as follows:

All Other Compensation Items	Bret C. Griess	Rolland B. Johns	Kenneth M. Kennedy	Brian A. Shepherd
Company 401(k) retirement plan contributions	$11,200	$11,200	$13,393	$14,403
Accrued dividends (a)	318,622	49,008	95,856	103,459
Company non-qualified deferred compensation contributions	6,250	-	6,250	5,688
Perquisites or other benefits (b)	138	138	138	4,230
Total All Other Compensation Items	$336,210	$60,346	$115,637	$127,780

(a)

Represents accrued dividends on shares of unvested restricted stock where dividends were not factored into the grant date fair value. Our restricted stock award agreements provide for the accrual of dividends for unvested shares of restricted stock. The accrued dividends are subject to the same vesting schedule as the underlying shares and are forfeited if the underlying shares are forfeited.

(b)	Includes amount of imputed income for group term life insurance and required imputed income for travel cost associated with the employee recognition Award of Excellence trip.

2020 Proxy Statement | 35

2019 Grants of Plan-Based Awards

The following table contains information about grants of non-equity and equity incentive plan-based awards by the Company during 2019 to our NEOs. These amounts are not realized income. All dollar values have been rounded to the nearest dollar.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)		Estimated Possible Payouts Under Equity Incentive Plan Awards (2)		All Other Stock Awards	Grant Date
NEO	Grant Date	Target	Maximum	Target (shares)	Maximum (shares)	Number of Shares of Stock (3)	Fair Value of Stock Awards
Bret C. Griess		$1,050,000	$2,100,000
	March 10, 2019			51,033	102,066		$2,100,008
	March 10, 2019					34,022	$1,400,005

Rolland B. Johns		$300,000	$600,000
	March 10, 2019			12,758	25,516		$524,992
	March 10, 2019					8,505	$349,981

Kenneth M. Kennedy		$420,000	$840,000
	March 10, 2019			13,487	26,974		$554,990
	March 10, 2019					8,991	$369,980

Brian A. Shepherd		$455,000	$910,000
	March 10, 2019			13,852	27,704		$570,010
	March 10, 2019					9,235	$380,020

(1)

The amounts represent the potential payouts under our 2019 Annual Performance Bonus Program. The actual amounts earned for 2019 are reported in the 2019 Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation." The target award amounts above assume the company performance percentage achieved is 100% and that the NEOs achieve 100% of their personal performance objectives. See the 2019 Annual Performance Bonus for additional information.

(2)	Represents the performance-based restricted stock awards granted in 2019. See 2019 Long-Term Incentive Awards for additional information regarding our performance-based restricted stock awards.
(3)

Represents the time-based restricted stock awards granted in 2019. See 2019 Long-Term Incentive Awards for additional information regarding our time-based restricted stock awards. These restricted stock awards vest in four equal annual installments commencing on the first anniversary of the grant date.

36 | 2020 Proxy Statement

Outstanding Equity Awards at December 31, 2019

The following table contains information about all unvested restricted stock awards held at December 31, 2019, by our NEOs. All dollar values have been rounded to the nearest dollar.

	Stock Awards
NEO	Number of Shares of Stock That Have Not Vested (2)	Market Value of Shares of Stock That Have Not Vested (1)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested (1)
Bret C. Griess	82,924	$4,293,805	234,663	$12,150,850
Rolland B. Johns	18,173	$940,998	43,412	$2,247,873
Kenneth M. Kennedy	24,246	$1,255,458	68,630	$3,553,661
Brian A. Shepherd	26,439	$1,369,011	70,486	$3,649,765

(1)

The market value was computed by multiplying the number of shares of restricted stock that have not vested as of December 31, 2019, by the closing price of the Company's common stock on December 31, 2019, the last trading day of the year, of $51.78 per share.

Footnotes continued next page

2020 Proxy Statement | 37

(2)	Detailed information relating to the time-based restricted stock awards not vested as of December 31, 2019, is as follows:

NEO	Grant Date	Shares That Have Not Vested	Vesting Dates	Shares Vesting
Bret C. Griess	February 25, 2016	4,465	February 25, 2020	4,465
	February 23, 2017	15,049	February 23, 2020	7,524
			February 23, 2021	7,525
	February 22, 2018	29,388	February 22, 2020	9,796
			February 22, 2021	9,796
			February 22, 2022	9,796
	March 10, 2019	34,022	March 10, 2020	8,505
			March 10, 2021	8,506
			March 10, 2022	8,505
			March 10, 2023	8,506
Total		82,924

Rolland B. Johns	February 24, 2016	1,387	February 24, 2020	1,387
	February 22, 2017	1,764	February 22, 2020	882
			February 22, 2021	882
	March 10, 2018	2,043	March 10, 2020	681
			March 10, 2021	681
			March 10, 2022	681
	June 10, 2018	4,474	June 10, 2020	1,491
			June 10, 2021	1,491
			June 10, 2022	1,492
	March 10, 2019	8,505	March 10, 2020	2,126
			March 10, 2021	2,126
			March 10, 2022	2,126
			March 10, 2023	2,127
Total		18,173

Kenneth M. Kennedy	February 25, 2016	1,361	February 25, 2020	1,361
	February 23, 2017	4,640	February 23, 2020	2,320
			February 23, 2021	2,320
	February 22, 2018	9,254	February 22, 2020	3,085
			February 22, 2021	3,084
			February 22, 2022	3,085
	March 10, 2019	8,991	March 10, 2020	2,247
			March 10, 2021	2,248
			March 10, 2022	2,248
			March 10, 2023	2,248
Total		24,246

Brian A. Shepherd	February 25, 2016	2,934	February 25, 2020	2,934
	February 23, 2017	4,766	February 23, 2020	2,383
			February 23, 2021	2,383
	February 22, 2018	9,504	February 22, 2020	3,168
			February 22, 2021	3,168
			February 22, 2022	3,168
	March 10, 2019	9,235	March 10, 2020	2,308
			March 10, 2021	2,309
			March 10, 2022	2,309
			March 10, 2023	2,309
Total		26,439

Footnotes continued next page

38 | 2020 Proxy Statement

(3)

Represents performance-based restricted stock awards that vest if certain predetermined performance goals are achieved at the end of the applicable two- or three-year performance period and when the Compensation Committee certifies the results in February or March of the applicable year.  See 2019 Compensation—Long Term Incentive Awards for more information regarding the performance-based restricted stock awards.  The amounts reported in the table above are based on the achievement of maximum performance in future performance periods.  Detailed information for the target and maximum number of performance-based restricted stock awards shares not vested as of December 31, 2019, is as follows:

		Shares That Have Not Vested
NEO	Grant Date	Target	Maximum
Bret C. Griess	February 23, 2017	15,049	15,049
	February 22, 2018	58,774	117,548
	March 10, 2019	51,033	102,066
Total		124,856	234,663

Rolland B. Johns	June 10, 2018	8,948	17,896
	March 10, 2019	12,758	25,516
Total		21,706	43,412

Kenneth M. Kennedy	February 23, 2017	4,640	4,640
	February 22, 2018	18,508	37,016
	March 10, 2019	13,487	26,974
Total		36,635	68,630

Brian A. Shepherd	February 23, 2017	4,766	4,766
	February 22, 2018	19,008	38,016
	March 10, 2019	13,852	27,704
Total		37,626	70,486

2020 Proxy Statement | 39

2019 Stock Vested

The following table contains information concerning shares of restricted stock that vested for our NEOs during 2019. All dollar values have been rounded to the nearest dollar.

	Stock Awards
NEO	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting (2)
Bret C. Griess	48,400	$2,132,196
Rolland B. Johns	6,077	$262,223
Kenneth M. Kennedy	12,946	$539,397
Brian A. Shepherd	13,250	$552,319

(1)	This column includes both performance- and time-based shares of restricted stock that vested in 2019.
(2)

This column reflects the total dollar value realized by the NEO upon the vesting of restricted stock in 2019. This amount was determined based on the closing market price of the Company’s common stock on the respective vesting dates.

40 | 2020 Proxy Statement

2019 Non-Qualified Deferred Compensation

The following table contains information about contributions, earnings, withdrawals, and account balances for our NEOs under the Company’s non-qualified Wealth Accumulation Plan. All amounts have been rounded to the nearest dollar.

The Wealth Accumulation Plan is an elective, unfunded deferred compensation plan intended to build net worth through the deferral of cash compensation on a before-tax basis. Participation in the Wealth Accumulation Plan is limited to vice presidents and above, including the NEOs. Each participant must have elected by December of the preceding year to defer: (1) up to 25% of the participant’s base salary and/or (2) up to 100% of the participant’s cash bonus.  The NEOs may elect to defer up to $700,000 in the aggregate for any one year. We make a matching contribution equal to 25% of the deferral, up to a maximum of $6,250 per participant for any one plan year.  The aggregate amount each NEO elected to defer and the amount that the Company contributed to the Wealth Accumulation Plan is shown in the Non-Qualified Deferred Compensation Table below.

Payment elections for the deferral year must be made by December of the preceding year. Participants can elect to receive payment either as an in-service distribution or upon termination of employment.

Payment can be made as a lump sum or in monthly installments for up to 180 months, depending on whether the participant elected to receive payment as an in-service distribution or upon termination of employment, and the payment options offered at the time of the participant’s deferral election. Generally, Wealth Accumulation Plan deferral account benefit payments will not begin earlier than the elected commencement date.  In the event of a participant’s death, the participant’s deferred compensation benefit will be paid to the participant’s beneficiaries and/or estate in a lump sum. Participants may request an early withdrawal in the event of an unforeseen emergency, which request is subject to approval. For all participants, distributions triggered by termination of employment are automatically delayed six months. The Company has the right to terminate the Wealth Accumulation Plan and distribute all vested amounts credited to participant accounts upon a change of control.

Participants are always vested in their own salary deferrals and vest 100% in Company matching contributions after three years of service. All of the NEOs who participated in the plan are now fully vested in their Wealth Accumulation Plan account balances.

NEO	Aggregate Balance at December 31, 2018	Executive Contributions in 2019 (1)	Company Matching Contributions in 2019 (2)	Aggregate Earnings in 2019	Aggregate Withdrawals/ Distributions in 2019	Aggregate Balance at December 31, 2019 (3)
Bret C. Griess	$1,747,496	$124,910	$6,250	$496,080	$-	$2,374,736
Rolland B. Johns	$-	$-	$-	$-	$-	$-
Kenneth M. Kennedy	$912,088	$24,231	$6,057	$245,354	$-	$1,187,730
Brian A. Shepherd	$96,428	$21,875	$5,469	$20,268	$-	$144,040

(1)	These amounts are also included in the "Salary" or "Non-Equity Incentive Plan Compensation" columns in the 2019 Summary Compensation Table.
(2)	These amounts were reported as "All Other Compensation" in the 2019 Summary Compensation Table and as "Company non-qualified deferred compensation contributions."
(3)

The aggregate balance includes the following executive and Company contribution amounts reported in the summary compensation tables in prior year proxy statements beginning with the 2007 proxy statement:  Mr. Griess - $705,712, Mr. Kennedy - $111,534, and Mr. Shepherd - $100,989.

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Employment Agreements

Employment Agreements with Mr. Griess, Mr. Johns, Mr. Kennedy, and Mr. Shepherd

General Terms

We entered into employment agreements with each of Mr. Griess, Mr. Johns, Mr. Kennedy, and Mr. Shepherd, which are all substantially similar, except as noted below.

Each agreement continues in effect until the NEO’s termination of employment. Each agreement provides for a base salary at an annual rate not less than the rate for the preceding calendar year. In addition, the employment agreements set the NEO’s annual incentive bonus opportunity at not less than: 150% of base salary for Mr. Griess, 100% of base salary for Mr. Kennedy and Mr. Shepherd, and 75% of base salary for Mr. Johns. The employment agreements include reimbursement of business expenses, vacations and holidays, and other customary benefits. In addition, the employment agreements contain customary confidentiality provisions, non-solicitation, and non-competition provisions for one year following the termination of employment.

Termination and Change of Control Provisions

Each employment agreement also contains certain benefits upon the NEO’s termination of employment or Change of Control of the Company, as outlined below.

If the NEO’s employment is terminated due to death or disability, he (or his estate) would receive his: (1) accrued and unpaid base salary and earned and unused vacation pay through the employment termination date in a lump sum payment (the “accrued benefits”); (2) any other amounts or benefits earned, accrued, or owed to him but not paid as of the employment termination date; (3) a pro rata portion of his annual incentive bonus for the year in which his employment terminates, payable at the same time as payments to continuing NEOs; and (4) in the event of disability, continued participation at the Company’s expense in group medical, dental, life, and long-term disability benefits (“group insurance benefits”) until age 65, unless restricted or prohibited.

If the NEO’s employment is terminated for Cause, he would receive only his accrued benefits and any other amounts or benefits earned, accrued, or owed to him but not paid through the employment termination date.

If the NEO voluntarily resigns, he would receive only his accrued benefits through the employment termination date and any other amounts or benefits earned, accrued, or owed to him but not paid as of the employment termination date. If his voluntary resignation were effective on December 31 of a particular year, he would receive his annual incentive bonus for that year to be paid in accordance with the regular payment schedule. If prior to the occurrence of a Change of Control, the Company terminates the NEO’s employment for any reason other than Cause, or his death or disability, or he terminates his employment on account of Constructive Termination, then he would receive: (1) his accrued benefits; (2) any other amounts or benefits earned, accrued, or owed to him but not paid through the employment termination date; and (3) if he executes a release of all claims and the revocation period expires within 45 days, and he continues to comply with his fiduciary obligations, the restrictive covenants, and any other material ongoing obligations: (a) an amount equal to 100% of his average W-2 wages for the three prior calendar years payable in accordance with the Company’s normal payroll practices (excluding 2016 for Mr. Shepherd because he was not employed for the full year); and (b) continued participation at the Company’s expense in the group insurance benefits up to one year, unless restricted or prohibited.

If within 18 months after the occurrence of a Change of Control, the Company (or any permitted assignee) terminates the NEO’s employment for any reason other than Cause, or his death or disability, or he terminates his employment on account of a Constructive Termination, then he would receive: (1) his accrued benefits; (2) any other amounts or benefits earned, accrued, or owed to him but not paid through the employment termination date; (3) automatic vesting (subject to limitations) of all unvested restricted stock awards that are in effect on the termination date and which provide for automatic vesting upon his involuntary termination without Cause after a Change of Control; and (4) if he executes a release of all claims and the revocation period expires within 45 days, and he continues to comply with his fiduciary obligations, the restrictive covenants, and any other material ongoing obligations: (a) an amount equal to three (3) times the sum of his base salary for the calendar year in which the termination occurs plus the performance-based cash bonus which he would receive for the calendar year in which the termination occurs if the Company attained 100% of its performance goals for such calendar year, reduced as necessary so that the actual amount, if any, payable plus the

42 | 2020 Proxy Statement

applicable amounts of any other relevant payments or benefits is $1.00 less than the amount which would result in the imposition of a tax under Section 4999 of the Code, on "excess parachute payments" (as defined in Section 280G of the Code); and (b) continued participation at the Company’s expense in the group insurance benefits up to two years, unless restricted or prohibited.

Clawback

A “clawback” provision has been included in each of the employment agreements. In certain cases, the Company is authorized to reduce or cancel, or require the recovery of all or a portion of the NEO’s annual bonus or LTI compensation award if the Board determines that the NEO has engaged in intentional misconduct that has led to a material misstatement of our financial statements.

Definitions

Cause. Under the employment agreements, the Board may terminate the NEO’s employment for Cause. Cause generally includes: (1) the NEO’s confession or conviction of theft, fraud, embezzlement, or other crime involving dishonesty; (2) the NEO’s certification of materially inaccurate financial or other information pertaining to the Company or any of its subsidiaries with actual knowledge of such inaccuracies; (3) the NEO’s refusal or willful failure to cooperate with an investigation by a governmental agency pertaining to the financial or other business affairs of the Company or any of its subsidiaries unless such refusal or willful failure is based upon a written direction of the Board or the written advice of counsel; (4) the NEO’s excessive absenteeism (other than by reason of physical injury, disease, or mental illness) without a reasonable justification and failure on the part of the NEO to cure such absenteeism within 20 days after he receives a written notice from the Board setting forth the particulars of such absenteeism; (5) material violation by the NEO of his nondisclosure obligations under the employment agreement; (6) habitual and material negligence by the NEO in the performance of his duties and responsibilities under the employment agreement and failure on the part of the NEO to cure such negligence within 20 days after he receives a written notice from the Board setting forth in reasonable detail the particulars of such negligence; (7) material non-compliance by the NEO with his performance obligations under the employment agreement and failure to correct such non-compliance within 20 days after his receipt of a written notice from the Board setting forth in reasonable detail the particulars of such non-compliance; (8) material failure by the NEO to comply with a lawful directive of the Board and failure to cure such non-compliance within 20 days after his receipt of a written notice from the Board setting forth in reasonable detail the particulars of such non-compliance; (9) a material breach by the NEO of any of his fiduciary duties to the Company or its subsidiaries and, if such breach is curable, the NEO’s failure to cure such breach within 10 days after he receives a written notice from the Board setting forth in reasonable detail the particulars of such breach; or (10) willful misconduct or fraud on the part of the NEO in the performance of the NEO’s duties under the employment agreement as determined in good faith by the Board.

In no event will the results of operations of the Company or any business judgment made in good faith by the NEO constitute an independent basis for termination for Cause of the NEO’s employment under the employment agreement. Any termination of the NEO’s employment for Cause must be authorized by a majority vote of the Board taken within six months after a majority of the members of the Board (other than the NEO) have actual knowledge of the occurrence of the event or conduct constituting the Cause for such termination.

Change of Control. For purposes of the employment agreements and the unvested restricted stock awards, a “Change of Control” of the Company generally includes: (1) the merger or consolidation of the Company into another corporation; (2) the acquisition of 30% or more of the outstanding voting capital stock of the Company by any person, entity, or group of persons; (3) a “going private” transaction involving the Company; (4) the sale or other disposition of all or substantially all of the Company’s property and assets; (5) the disposition to a third party of a major portion or portions of the Company’s business (measured either by the consideration received as a percentage of the market value of the common stock or by the revenues of the Company represented by the business being sold); or (6) a change in a majority of the members of the Board without approval of 75% of the incumbent directors. The foregoing is merely a summary of the more detailed definition of “Change of Control” that appears in the applicable employment agreements.

2020 Proxy Statement | 43

Constructive Termination. For purposes of the employment agreements, a “Constructive Termination” generally means any action by the Board or CEO or a permitted assignee, without the NEO’s prior consent, that materially and adversely alters the authority, duties, or responsibilities of the NEO. The NEO must provide written notice to the Board or the permitted assignee of the existence of the condition giving rise to the Constructive Termination within 90 days following the date the NEO first becomes aware of the existence of the condition and the Board or permitted assignee must fail to materially cure the condition within 30 days following the notice.

44 | 2020 Proxy Statement

Potential Payments Upon Termination of Employment

The following describes the additional amount of compensation that would be paid to each of our NEOs in the event of a termination of the NEO’s employment under various scenarios. The amounts shown assume that such termination was effective as of December 31, 2019, and include estimates of the amounts that would be paid to each NEO upon such termination. The closing price of our common stock as of December 31, 2019 (the last trading day of our 2019 fiscal year), $51.78 per share, is used in determining the potential value of accelerated vesting of restricted stock awards. The actual amounts to be paid can only be determined at the time of such NEO’s separation from us.

Termination for Death, Disability, or Voluntary Resignation

Assuming termination of employment on December 31, 2019, on account of the death of Mr. Griess, Mr. Johns, Mr. Kennedy, or Mr. Shepherd, or by reason of the NEO’s disability, or his voluntary resignation, the NEO would receive his accrued benefits, any other amounts or benefits earned, accrued, or owed to him but not paid as of the employment termination date, and his incentive bonus for 2019. In addition, if the NEO’s employment is terminated by reason of his disability, the NEO would receive continued coverage under the group insurance benefits until the first to occur of the cessation of such disability or the attainment of age 65. The monthly premiums at December 31, 2019, for the group insurance benefits were approximately $2,256 for Mr. Griess (age 51), $2,037 for Mr. Johns (age 50), $1,922 for Mr. Kennedy (age 50), and $1,819 for Mr. Shepherd (age 52). In February 2019, the Compensation Committee amended the terms of all outstanding equity awards such that all unvested time-based equity awards will vest in full upon the holder’s death. The values of the unvested time-based awards for each of our NEOs as of December 31, 2019, were $4,293,805 for Mr. Griess, $940,998 for Mr. Johns, $1,255,458 for Mr. Kennedy, and $1,369,011 for Mr. Shepherd.  For more information, see Outstanding Equity Awards as of December 31, 2019.

Termination for Cause

Assuming termination of employment on December 31, 2019, by the Company for Cause for Mr. Griess, Mr. Johns, Mr. Kennedy, or Mr. Shepherd, the NEO would receive his accrued benefits through the termination date and any other amounts or benefits earned, accrued, or owed to him but not paid as of the employment termination date.

Termination Without Cause Prior to a Change of Control

Assuming termination of employment on December 31, 2019, by the Company without Cause (or a Constructive Termination by the NEO) prior to a Change of Control for Mr. Griess, Mr. Johns, Mr. Kennedy, or Mr. Shepherd, the NEO would receive his accrued benefits through the termination date, and any other amounts or benefits earned, accrued, or owed to him but not paid as of the employment termination date. Subject to an irrevocable release, he would also receive an amount equal to 100% of his average W-2 wages for the three prior calendar years (excluding 2016 for Mr. Shepherd because he was not employed for the full year) and continued coverage under the group insurance benefits as shown in the following table.

Termination Without Cause Prior to a Change of Control

Payment or Benefit	Bret C. Griess	Rolland B. Johns	Kenneth M. Kennedy	Brian A. Shepherd
Cash Amount (1)	$4,342,475	$867,570	$1,304,887	$1,239,744
Group medical, dental, life, and long-term disability benefits (2)	27,068	24,445	23,065	21,825
Totals	$4,369,543	$892,015	$1,327,952	$1,261,569

(1)

Amount payable in substantially equal installments in accordance with the Company's normal payroll practices for the twelve (12) months following the termination date; provided, that such payments shall commence on the first regularly scheduled payroll date that is at least sixty (60) days following the termination date.

(2)

Amount represents premiums for twelve (12) months, based upon monthly premiums being paid as of December 31, 2019. Benefits will cease if the NEO receives substantially equivalent benefits from another employer.

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Termination Without Cause After a Change of Control

Assuming termination of employment on December 31, 2019, by the Company, without Cause (including a Constructive Termination) after a Change of Control, the NEO would receive his accrued benefits; any other amounts or benefits earned, accrued, or owed to him but not paid as of the employment termination date; and vesting of all unvested shares of restricted stock held on December 31, 2019 subject to limitations. Subject to an irrevocable release, he would also receive: (a) an amount equal to three (3) times the sum of his base salary plus the performance-based cash bonus which he would receive if the Company attained 100% of its performance goals, that together with other compensation and benefits, would not exceed the Section 280G excise tax threshold limit; and (b) continued coverage under the group insurance benefits for two (2) years as shown in the following table. The table includes the value of unvested shares of restricted stock based on the following share amounts: Mr. Griess (207,780 shares), Mr. Johns (39,879 shares), Mr. Kennedy (60,881 shares), and Mr. Shepherd (64,065 shares).

Termination Without Cause After a Change of Control

Payment or Benefit	Bret C. Griess	Rolland B. Johns	Kenneth M. Kennedy	Brian A. Shepherd
Cash Amount (1)	$2,923,088	$770,994	$1,094,949	$1,524,899
Group medical, dental, life, and long-term disability benefits (2)	54,136	48,890	46,130	43,650
Acceleration of vesting of restricted stock awards (3)	10,758,848	2,064,935	3,152,418	3,317,286
Totals	$13,736,072	$2,884,819	$4,293,497	$4,885,835

(1)	Amount would be paid in a lump sum within thirty (30) days after the termination of employment without regard to other employment.
(2)

Amount represents premiums for twenty-four (24) months, based upon monthly premiums being paid as of December 31, 2019. Benefits will cease if the NEO receives substantially equivalent benefits from another employer.

(3)

Amount represents the number of shares of unvested restricted stock that would vest upon the termination of employment after a Change of Control, multiplied by the closing market price of the common stock on December 31, 2019, the last trading day of the year, of $51.78 per share.

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CEO PAY RATIO

Pursuant to Item 402(u) of SEC Regulation S-K, we are required to annually disclose the ratio of the annual total compensation of our CEO to that of our median employee.

We believe the pay ratio disclosed herein is a reasonable estimate calculated in a manner consistent with Item 402(u) of SEC Regulation S-K. To identify the median employee in 2019 and to determine the annual total compensation of our median employee and our CEO, we took the following steps:

▪	We selected December 31, 2019 as the date on which we would identify our median employee because it enabled us to make such identification in an efficient and reasonable manner;
▪

We identified our median employee, after accumulating annual base pay, bonus earned, and equity granted (“Annual Compensation”) for our entire global employee workforce, excluding our CEO, based on the local currency of the countries in which they were employed for the fiscal year that ended on December 31, 2019;

▪	Each employee’s Annual Compensation was then converted to U.S. Dollars using average foreign currency rates prevailing during the year, and arrayed high to low to identify our median employee; and
▪

Once the median employee was identified using Annual Compensation, we used the same annual compensation elements required for inclusion in our 2019 Summary Compensation Table for our NEOs and calculated the annual total compensation for our median employee to be $71,570 for the year ended December 31, 2019.

Our CEO’s annual total compensation for 2019 was $6,066,073, as reported in the 2019 Summary Compensation Table in the Executive Compensation Tables section, and was approximately 85 times the annual total compensation for the median employee.

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PROPOSAL 2 – ADVISORY VOTE TO APPROVE the COMPENSATION of our named executive officers

Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our NEOs as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our NEOs on an annual basis. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies, and practices described in this proxy statement.

As described in Compensation Discussion and Analysis, our executive compensation program is designed to attract and retain qualified executives, recognize and reward individual performance, and align executive pay with stockholder return over both the short and long term. Under this program, our NEOs are rewarded for the achievement of specific annual and long-term strategic, financial, and operational goals, and increases in stockholder value. For additional information about our executive compensation program, please read Compensation Discussion and Analysis.

Accordingly, we are asking our stockholders to vote “FOR” the following resolution at our Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of SEC Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee, or our Board. The Board and Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when considering future decisions on the compensation of our NEOs.

The Board Recommends a Vote FOR the Approval of the Advisory Vote on the Compensation of Our NEOs.

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PROPOSAL 3 – approval of amendment and restatement of the csg systems international, inc. amended and restated 2005 stock incentive plan

Our Board, upon the recommendation of the Compensation Committee, is asking stockholders to approve an amendment and restatement of the CSG Systems International, Inc. Amended and Restated 2005 Stock Incentive Plan (the “2005 Plan”) to, among other things, authorize an additional 3,600,000 shares under the plan.

The 2005 Plan was initially approved by the Board and our stockholders in 2005, and our stockholders have periodically re-approved the 2005 Plan, most recently at the 2018 Annual Meeting of Stockholders. The amendment and restatement of the 2005 Plan (the “A&R 2005 Plan”), upon recommendation of the Compensation Committee, was approved by our Board in February 2020, subject to stockholder approval. If approved by our stockholders, the A&R 2005 Plan will become effective as of the date of the Annual Meeting. If our stockholders do not approve the A&R 2005 Plan, the 2005 Plan will remain as previously approved by our stockholders, and will remain available for new grants to the extent shares remain available for issuance under the plan.

BACKGROUND AND AMENDMENTS TO THE PLAN

Our Board, the Compensation Committee, and our management all believe that long-term equity incentive compensation is essential to our continued ability to attract, retain, and motivate the individuals required to successfully execute our business plans, grow and achieve strong results. Recruitment and retention of highly skilled leaders is a key to our future success. Equity incentives are an important component of our compensation philosophy, intended to provide ownership opportunities and performance-based incentives to our directors, executives, and employees to directly align the recipient's interests with those of our stockholders.

The proposed A&R 2005 Plan includes, together with one immaterial change, an amendment to increase the number of shares authorized for issuance under the 2005 Plan by 3,600,000 shares.

Increase in Authorized Shares. The A&R 2005 Plan would increase the number of shares authorized for issuance by 3,600,000 shares, for a total of 25,000,000 shares reserved for issuance. For the purposes of the A&R 2005 Plan, shares covered by an award of a stock bonus, restricted stock, restricted stock units, or performance units are considered as “Full Value” awards, and count against the maximum number of shares which may be issued as two shares for every one share granted or issued in payment of the award (2:1).

As of February 28, 2020, a total of 3,069,710 shares remained available for issuance under the 2005 Plan. The amendment will increase the number of shares available under the 2005 Plan to 6,669,710 or 20.3% of our common stock outstanding as of February 28, 2020. The last reported sale price of our common stock at the close of business on February 28, 2020 on the Nasdaq Global Select Market was $44.25 per share.

We regularly monitor the burn rate of our equity compensation plans. Based on the ISS Burn Rate calculation methodology, our burn rate over the past three years is 4.39%. We believe our burn rate and current equity overhang is reasonable given the size of our Company, comparability to our peers, and the judicious use of equity to finance our Company.

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Due to the aforementioned considerations, our Board and the Compensation Committee believe the proposed share increase is reasonable and appropriate. At this time, we expect that these shares, in conjunction with the shares currently available for grant under the 2005 Plan, will be sufficient to cover awards as determined appropriate by the Compensation Committee to be granted in the next three to five years; however, this timeframe is an estimate used to determine the requested number of shares of common stock under the 2005 Plan and future circumstances may require change to our equity grant practices. The table below sets forth, as of February 28, 2020, information regarding outstanding awards and shares remaining available for grant under the 2005 Plan, which is our only active plan under which equity-based compensation awards can be granted.

Total Number of Unvested Full Value Awards Outstanding	823,223
Total Number of Stock Options and Stock Appreciation Rights (SARs) Outstanding	-
Weighted Average Exercise Price of Outstanding Stock Options and SARs	-
Weighted Average Remaining Term of Outstanding Stock Options and SARs	-
Number of Remaining Shares Available under the 2005 Plan	3,069,710

Key Features and Corporate Governance. The A&R 2005 Plan includes several features that are consistent with the interests of our stockholders and sound corporate governance practices, including the following:

▪

Full Value share counting. Full Value awards count against the maximum number of shares which may be issued under the A&R 2005 Plan as two shares for every one share (2:1) granted or issued in payment of the award.

▪	No automatic share replenishment or “evergreen” provision. There is no evergreen feature pursuant to which the shares authorized for issuance under the A&R 2005 Plan can be automatically replenished.
▪

No liberal share counting or “recycling” of shares. Shares withheld by us for payment of the exercise price of an award or to satisfy tax withholding obligations, or repurchased by us with proceeds collected in connection with the exercise of options, are not available again for grant under the A&R 2005 Plan.

▪

No repricing of stock options or SARs without stockholder approval. Stock options and stock appreciation rights (“SARs”) may not be repriced (repricing, exchange, substitution, and cash buyouts) without prior approval by our stockholders.

▪	No discounted options or SARs. Stock options and SARs may not be granted with an exercise or measurement price lower than the fair market value of the underlying shares on the date of grant.

SUMMARY OF THE PLAN

The material terms of our A&R 2005 Plan are summarized below. This summary, however, does not purport to be complete and is subject to and qualified in its entirety by the terms of the A&R 2005 Plan, which is attached as Appendix A.

Types of Awards. The A&R 2005 Plan authorizes the grant of incentive stock options, non-qualified stock options, stock appreciation rights, performance unit awards, restricted stock awards, restricted stock unit awards, and stock bonus awards.

Administration. The Board has delegated authority to the Compensation Committee (the “Committee”) to administer the A&R 2005 Plan. The Committee has authority to interpret the A&R 2005 Plan, select the officers, key employees, and non-employee directors to whom awards will be granted, determine type, amount, size, terms and conditions of each award and make certain other determinations. The Committee may establish sub-plans in connection with grants to employees in non-U.S. jurisdictions. The Committee may delegate certain of its authority to officers of the Company.

Eligibility. Officers and other key employees of the Company or any subsidiary and non-employee directors of the Company are eligible to receive awards under the A&R 2005 Plan, when selected for participation by the Committee. As of February 28, 2020, we had ten non-employee directors and approximately 4,500 employees.

Stock Subject to the A&R 2005 Plan. A total of 25,000,000 shares of our common stock may be issued under the A&R 2005 Plan (subject to approval of this Proposal 3 to authorize an additional 3,600,000 shares for issuance under the 2005 Plan), which may be authorized and unissued shares or treasury shares. The aggregate number of shares subject to awards granted to any one person in any calendar year may not exceed 600,000 shares. The maximum number of shares that may be granted subject to options is 25,000,000 shares (subject to approval of this Proposal 3).

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Share Counting. Shares covered by an award of restricted stock, restricted stock units, performance units, or a stock bonus are considered “Full Value” awards, and count against the maximum number of shares which may be issued under the A&R 2005 Plan as two shares for every one share granted or issued in payment of the award (2:1). Shares covered by a stock option or SARs that expire or terminate unexercised will be available again for awards under the A&R 2005 Plan. Shares granted as restricted stock or subject to a restricted stock unit award that are forfeited, cancelled, or otherwise are reacquired by us due to failure of the shares to vest will remain available for awards under the A&R 2005 Plan and will be added back in the same manner as the shares reduced the limit (2:1). Shares retained by us in payment of the exercise price of an award or withheld by us to satisfy tax withholding obligations will not be available again for awards under the A&R 2005 Plan. If a SAR or restricted stock unit award is settled by us entirely in cash, the shares covered by the award as to which the exercise or vesting occurs will be available again for awards under the A&R 2005 Plan.

Maximum Awards to Non-Employee Directors. The aggregate value (based on the grant date fair value as determined for financial accounting purposes) of awards granted to any non-employee director in any year may not exceed $250,000, and the maximum amount of cash compensation payable under the A&R 2005 Plan to any non-employee director in any year (determined at the time such cash compensation would be payable without respect to any election to defer payment to a subsequent year) is $250,000.

Adjustments. In the event of a change in our outstanding shares of common stock due to a stock dividend, stock split, recapitalization, merger, reorganization, or similar change, the Committee will make appropriate adjustments in: (a) the aggregate number of shares of common stock, (i) reserved for issuance, (ii) for which awards may be made to an individual, and (iii) covered by outstanding awards; (b) the exercise price relating to outstanding awards; and (c) the appropriate fair market value and other price determinations relevant to outstanding awards.

Stock Options. The A&R 2005 Plan permits the grant of incentive stock options and non-qualified stock options. The option exercise price per share may not be less than the fair market value of our common stock on the date of the grant. The type of option and other terms and conditions of the option will be determined by the Committee and set forth in the option agreement including the option term, subject to a maximum term of ten years. The Committee may determine when the option becomes exercisable and may accelerate previously established exercise rights. The agreement may permit payment of the option exercise price in one or more forms including cash, surrender, or withholding of shares of our common stock valued at their fair market value on the exercise date, or pursuant to a broker-assisted exercise program.

Unless otherwise provided in an option agreement, if an optionee's employment terminates for any reason other than death or disability, then the optionee generally may exercise an option to the extent it was exercisable at the time of the termination for a period of three months after the termination (but not after the expiration date of the option). However, the Committee has the power to terminate an optionee's rights under an outstanding option if optionee's employment was terminated for Cause or the optionee has engaged or may engage in employment or activities competitive with the Company or a subsidiary or contrary to our best interests. If termination of employment is on account of optionee's disability or death, the option will generally be exercisable after termination for six months due to disability and twelve months due to death, or the expiration date, if earlier.

If an optionee who is a non-employee director of the Company ceases to be our director for any reason other than retirement from the Board or death, then the optionee generally may exercise the option (to the extent that it was exercisable at the time the optionee ceased to be our director) for a period of three months (but not after the expiration date of the option). If an optionee who is our non-employee director ceases service (other than by reason of death) and at such time is at least age 65 with ten or more years of service or is at least age 70 with five or more years of service as a non-employee director, then the option generally will continue to be exercisable for five years or, if sooner, until the expiration of the option. If an optionee who is a non-employee director dies, then each outstanding but unexercised option held by the optionee for at least twelve months at the time of the optionee's death will become exercisable in full upon the optionee's death; and all options which are or become exercisable at the time of the optionee's death may be exercised by the optionee's estate or beneficiaries until the earlier of three years after the optionee's death or the expiration of the option. At the time of the granting of an option to a non-employee director, the Committee may make provisions for the exercise of the option if the optionee ceases to be a director of the Company which are different than those described above in this paragraph.

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Stock Appreciation Rights. The Committee may grant SARs, which entitle the grantee to receive, upon the exercise of a SAR, an award equal to all or a portion of the excess of: (i) the fair market value of a specified number of shares of common stock at the time of the exercise over; (ii) a specified price not less than the fair market value of the common stock at the time the stock appreciation right was granted. SARs may be granted independently of or in connection with a stock option grant. Upon the exercise of a SAR, the applicable award may be paid in cash or in shares of common stock (or a combination thereof) as the Committee may determine. The maximum term of a SAR is ten years after the date of the grant. The Committee may determine when a SAR becomes exercisable and may accelerate previously established exercise rights.

The provisions of the A&R 2005 Plan relating to the exercisability of SARs upon termination of employment or service as a director are similar to those discussed in connection with stock options.

Performance Unit Awards. The Committee may grant performance unit awards (other than to non-employee directors) which provide for future payments based upon and subject to the achievement of pre-established long-term performance targets. The Committee will establish the: (i) performance period of not less than two or more than five years; (ii) value of each performance unit; and (iii) maximum and minimum performance targets to be achieved during the performance period. The Committee may adjust previously established performance targets or other terms and conditions of a performance unit award to reflect major unforeseen events or changes in circumstances. Performance unit awards, to the extent earned, may be paid in cash or shares of common stock (or a combination thereof) as the Committee may determine.

If the employment of a grantee of a performance unit award terminates prior to the end of an applicable performance period other than by reason of disability or death, then the award generally terminates. However, the A&R 2005 Plan permits the Committee to make partial payments of performance unit awards if the Committee determines such action to be equitable. If the employment of a grantee of a performance unit award terminates as a result of the grantee's disability or death prior to the end of an applicable performance period, then the Committee may authorize the payment of all or a portion of the performance unit award (to the extent earned under the applicable performance targets) to the grantee or the grantee's legal representative.

Restricted Stock Awards. The Committee may grant restricted stock awards consisting of shares of common stock restricted against transfer, subject to a substantial risk of forfeiture and to other terms and conditions. The Committee will determine the restriction period applicable to the restricted stock award and the amount, form, and time of payment (if any) required from the grantee of a restricted stock award in consideration of the issuance of the shares covered by such award. Generally, the Committee in its discretion may provide for the lapse of restrictions applicable to restricted stock awards and may waive the restrictions in whole or in part.

If the employment of a grantee of a restricted stock award terminates for any reason while some or all of the shares covered by such award are still restricted, then the grantee's rights with respect to the restricted shares generally terminate. However, the Committee has the discretion to provide for complete or partial exemptions to such employment requirement.

Restricted Stock Unit Awards. The Committee may grant restricted stock unit awards, which represent a right to receive future payments in either shares of our common stock or cash or a combination. The Committee determines the terms and conditions of the award. The Committee may grant restricted stock unit awards subject to the attainment of one or more performance goals, or may make the awards subject to time-based or other vesting conditions. Grantees have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the Committee may grant restricted stock units that entitle holders to receive dividend equivalents, which are rights to receive additional restricted stock units based on the value of any cash dividends paid by us.

If the employment or service of a grantee of a restricted stock unit award terminates for any reason before some or all of the restricted stock units vest, then the grantee forfeits any unvested restricted stock units upon termination of employment. However, the Committee has the discretion to provide for complete or partial exemptions to such employment or service requirement.

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Stock Bonus Awards. The Committee may grant a stock bonus award (other than to non-employee directors) based upon the performance of the Company, a subsidiary or a segment thereof in terms of preestablished objective financial criteria or performance goals or, in appropriate cases, such other measures or standards of performance (including but not limited to performance already accomplished) as the Committee may determine. The Committee may adjust preestablished financial criteria or performance goals to take into account unforeseen events or changes in circumstances, but such adjustments may not increase the amount of a stock bonus award. The Committee, in its discretion, may impose additional restrictions upon the shares of common stock which are the subject of a stock bonus award.

Tax Withholding. The Company's obligation to deliver shares of common stock or make cash payments under the A&R 2005 Plan is subject to applicable tax withholding requirements. The Committee has discretion to require tax withholding amounts be paid by the grantee in cash or shares of common stock having a fair market value equal to the required tax withholding amount.

Non-Assignability. Awards may not be assigned or transferred by the recipient except by will, the laws of descent and distribution or, in the case of awards other than incentive stock options, pursuant to a qualified domestic relations order.

Termination and Amendment. Unless the A&R 2005 Plan is terminated earlier by the Board, it will terminate for purposes of further grants on May 17, 2028. Awards outstanding at the time of the termination will remain in effect in accordance with their terms. The Board may amend the A&R 2005 Plan at any time; however, stockholder approval must be obtained for any amendment for which approval is required in order to satisfy the applicable requirements of Section 16(b) of the Securities and Exchange Act of 1934, as amended, Section 422 of the Code or any regulation issued under any of such statutory provisions or the applicable requirements of any market or exchange on which shares of the common stock are listed or traded.

No Repricing. Stockholder approval is required to reduce the exercise price of an outstanding option or stock appreciation right or to cancel or amend an outstanding option or stock appreciation right for the purpose of repricing, replacing, or regranting such option or stock appreciation right with an exercise price which is lower than the original exercise price of such option or stock appreciation right. Additional information with respect to the matters discussed in this paragraph appears in section 22 of the A&R 2005 Plan.

U.S. Federal Income Tax Consequences Summary. The existing statutes, regulations and interpretations of applicable rules of federal income tax consequences are complex, and income tax consequences may vary depending upon the particular circumstances of each plan participant. The following summary describes federal income tax consequences of general applicability, but does not purport to describe particular consequences to each individual plan participant, or foreign, state or local income tax consequences, which may differ from the United States federal income tax consequences.

Incentive Stock Options. A recipient will not recognize income upon the grant of an incentive stock option. Also, except as described below, a recipient will not recognize income upon exercise of an incentive stock option if the recipient has been employed by our Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the recipient exercises the option. If the recipient has not been so employed during that time, then the recipient will be taxed as described below under "Non-Qualified Stock Options." The exercise of an incentive stock option may subject the recipient to alternative minimum tax.

A recipient will recognize income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the recipient sells the stock. If a recipient sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a recipient sells the stock prior to satisfying these waiting periods, then the recipient will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the recipient has held the stock for more than one year. If a recipient sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the recipient held the stock for more than one year.

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Non-Qualified Stock Options. A recipient will not recognize income upon the grant of a non-qualified stock option. A recipient will recognize compensation income upon the exercise of a non-qualified stock option equal to the value of the stock on the day the recipient exercised the option less the exercise price. Upon sale of the stock, the recipient will recognize capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the recipient has held the stock for more than one year.

Stock Appreciation Rights. A recipient will not recognize income upon the grant of a SAR. A recipient generally will recognize compensation income upon the exercise of a SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the recipient will recognize capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the recipient held the stock for more than one year.

Restricted Stock Awards. A recipient will not recognize income upon the grant of restricted stock that is subject to vesting conditions unless an election under Section 83(b) of the Code is made within thirty days of the date of grant. If a timely 83(b) election is made, then a recipient will recognize compensation income equal to the value of the stock less any purchase price paid for the stock. Upon sale of the stock, the recipient will recognize capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. This capital gain or loss will be long-term if the recipient held the stock for more than one year. If the stock is forfeited due to the failure to satisfy the vesting conditions, then the recipient would not receive any deduction or loss with respect to the amount included in income by reason of the Section 83(b) election.

If the recipient does not make an 83(b) election, then as the vesting conditions become satisfied, the recipient will recognize compensation income equal to the value of the stock on the vesting date, less any purchase price paid for the stock. Upon sale of the stock, the recipient will recognize capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the recipient held the stock for more than one year.

Restricted Stock Units. A recipient will not recognize income upon the grant of a restricted stock unit award. A recipient is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit award vests, the recipient will recognize income on the date the stock is transferred to the recipient in an amount equal to the fair market value of the stock on such date less the purchase price, if any, paid for the stock. Upon sale of the stock, the recipient will recognize capital gain or loss equal to the sales proceeds less the value of the stock on the date of transfer. Any capital gain or loss will be long-term if the recipient held the stock for more than one year. The tax consequences for non-U.S. based employees receiving restricted stock unit awards could be materially different than described above based on the foreign jurisdiction laws and regulations in effect at the time of grant and vest.

Other Stock-Based Awards. The tax consequences associated with any other stock-based award granted under the A&R 2005 Plan will vary depending on the specific terms of the award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the recipient under the award and the recipient's holding period and tax basis for the award or underlying common stock.

Tax Consequences to the Company. We generally will be entitled to an equivalent deduction to the extent that a recipient recognizes compensation income. Any such deduction may be subject to limitations under the Internal Revenue Code, including Section 162(m).

NEW PLAN BENEFITS

All awards to eligible participants under the A&R 2005 Plan are made at the discretion of the Committee. Therefore, the future benefits and amounts that will be received or allocated to such individuals under the A&R 2005 Plan are not determinable at this time.  For information regarding awards granted to our NEOs in the last fiscal year under the 2005 Plan, see the 2019 Grants of Plan-Based Awards Table and for awards granted to our non-employee independent directors during the last fiscal year under the 2005 Plan, see the 2019 Director Compensation Table.

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EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes certain information about our equity compensation plans as of December 31, 2019, which consists solely of our 2005 Plan and our Second Amended and Restated 1996 Employee Stock Purchase Plan (the “ESPP”):

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance (1)
Equity compensation plans approved by security holders		$	3,660,880

(1)

Of the total number of securities remaining available for future issuance, 3,438,620 shares can be used for various types of stock-based awards, as specified in the Plan, with the remaining 222,260 shares to be used for our ESPP.

The Board Recommends a Vote FOR the Approval of the Amended and Restated 2005 Stock Incentive Plan.

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PROPOSAL 4 – RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2020

KPMG LLP has served as our independent registered public accounting firm since 2002 and has been appointed by the Audit Committee to serve in such capacity for 2020. The Company expects that representatives of KPMG LLP will be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and that such representatives will be available to respond to appropriate questions.

The following table sets forth: (1) as “Audit Fees,” the aggregate fees billed by KPMG LLP for 2019 and 2018 for professional services rendered for audits of our annual consolidated financial statements and reviews of financial statements included in the Company’s Quarterly Reports on Form 10-Q as well as for services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements for such periods, such as the attestation on the effectiveness of the Company’s internal control over financial reporting; (2) as “Audit-Related Fees,” the aggregate fees billed by KPMG LLP in 2019 and 2018 for assurance and related services that are reasonably related to the performance of the audits or reviews of the Company’s financial statements that are not reported under “Audit Fees;” and (3) as “Tax Fees,” the aggregate fees billed by KPMG LLP in 2019 and 2018 for federal, state, and foreign tax compliance, tax advice, and tax planning services:

	2019	2018
Audit Fees	$1,742,940	$1,745,480
Audit-Related Fees	617,810	480,000
Tax Fees	81,190	127,340
Total Fees	$2,441,940	$2,352,820

Other than as reported above, no other fees were billed by KPMG LLP for 2019 or 2018. All of the services listed above were pre-approved by the Audit Committee under the procedures described below.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee charter requires the Audit Committee to approve, in advance of the performance of the services, all audit and permissible non-audit related services to be provided to the Company by the Company’s independent registered public accounting firm. The Audit Committee has delegated to its Chair the authority to perform the Audit Committee’s responsibilities with respect to such approvals. The Audit Committee Chair is required to report to the Audit Committee at its next meeting on the manner in which such delegated performance was carried out by him. Each year since 2002, the engagement of KPMG LLP to provide services to the Company has been approved in advance either by the Audit Committee or by its Chair pursuant to the delegated authority referred to above.

The Audit Committee annually evaluates the performance of its independent registered public accounting firm and determines whether to re-engage the current independent auditors or consider other independent audit firms.

Factors considered by the Audit Committee in deciding whether to retain the current independent auditors include:

▪	quality of service and sufficiency of resources;
▪	communication and interaction; and
▪	independence, objectivity, and professional skepticism.

Based on this evaluation, the Audit Committee and the Board believe that retaining KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2020, is in the best interests of our Company and its stockholders.

Although the Company’s Audit Committee is directly responsible for the appointment of the Company’s independent registered public accounting firm, the Board is requesting the Company’s stockholders to ratify the Audit Committee’s appointment of KPMG LLP to serve in such capacity for 2020 so that the Company will have the benefit of its stockholders’ views on such appointment. If the stockholders do not ratify such appointment, the Audit Committee nevertheless may determine that it is in the best interests of the Company and its stockholders to keep such appointment in effect for 2020. Whether or not the appointment of KPMG LLP is ratified by the stockholders, the Audit Committee at any time during the year may appoint a different independent registered public accounting firm for 2020 if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

The Board Recommends That Stockholders Vote FOR Ratification of the Appointment of KPMG LLP

As Our Independent Registered Public Accounting Firm for Fiscal 2020.

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REPORT OF THE AUDIT COMMITTEE

The primary purposes of the Audit Committee, as set forth in its charter, are to oversee the accounting and financial reporting processes of the Company and the audits of the consolidated financial statements of the Company and to provide oversight of our risk and compliance management programs.

We have implemented procedures to assist the Audit Committee with its responsibilities under its charter. During 2019 and thereafter through the completion of the audit of the Company’s consolidated financial statements for such year, those procedures included regular meetings with management of the Company and with appropriate representatives of the Company’s independent registered public accounting firm.

We reviewed and discussed both with management of the Company and with the Company’s independent registered public accounting firm, KPMG LLP, the Company’s audited consolidated financial statements for the year ended December 31, 2019.

We also discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

We received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, and have discussed with KPMG LLP its independence.

Based upon the reviews and discussions referred to in the immediately preceding three paragraphs of this report, we recommended to the Board that the audited consolidated financial statements of the Company as of and for the year ended December 31, 2019, be included in the Company’s Annual Report on Form 10-K for such year for filing with the SEC.

Audit Committee of the Board of Directors:

David G. Barnes, Chair

Ronald H. Cooper

Janice I. Obuchowski

Donald B. Reed

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RELATED PARTY TRANSACTIONS

Our Audit Committee charter requires the Audit Committee to review and approve all related party transactions. For purposes of the charter, the term “related party transactions” includes all transactions required to be disclosed pursuant to Item 404 of SEC Regulation S-K.

There were no related party transactions during 2019 and there are not any currently proposed transactions, in which the Company was or is a participant with any related person, which would be required to be disclosed pursuant to Item 404 of SEC Regulation S-K.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2021 proxy statement pursuant to SEC rules must submit the proposal so that it is received by us no later than December 8, 2020, unless the date of our 2021 annual meeting of stockholders is more than 30 days before or after May 21, 2021, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to the Secretary, CSG Systems International, Inc., 6175 S. Willow Drive, Greenwood Village, CO 80111.

In addition, for stockholder proposals and stockholder nominations submitted outside of the SEC proposal rules, our bylaws require that advance written notice in proper form for matters to be brought before an annual stockholders meeting be received by the Secretary of the Company not less than 120 days before the first anniversary date of our proxy statement being released to stockholders in connection with the previous year’s annual meeting of stockholders. Accordingly, notice of stockholder proposals for the 2021 annual meeting must be received by us no later than December 8, 2020. If the date of our 2021 annual meeting is changed by more than 30 days from May 21, 2021, proper notice of stockholder proposals and nominations must be received as provided for in our bylaws.

Our bylaws also provide that stockholder nominations of persons for election to the Board are subject to certain informational requirements. Copies of our bylaws are available to stockholders upon request made to our Secretary at the above address.

HOUSEHOLDING

We have adopted a procedure called “householding.” This practice allows us to deliver only one copy of proxy-related materials, annual reports, and information statements to stockholders who share the same address and last name and who do not participate in e-mail delivery of these materials, unless one or more stockholders notifies us that he or she would like to receive an individual copy. If you share an address with another stockholder and receive only one set of proxy-related materials and would like to request a separate copy for this year’s Annual Meeting or for future meetings or stockholder communications, please send your written request to CSG Systems International, Inc., 6175 S. Willow Drive, Greenwood Village, CO 80111, Attn: Investor Relations Department, or call us at (303) 200-2000. Upon request, we will promptly deliver a separate copy to you. Similarly, you may also contact us through either of these methods if you receive multiple copies of proxy-related materials and other stockholder communications and would prefer to receive a single copy in the future.

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ANNUAL REPORT ON FORM 10-K AND OTHER SEC FILINGS

 A copy of our 2019 Annual Report on Form 10-K is included in the proxy materials and is also available on our website on the Investor Relations page (located at https://ir.csgi.com/investors/financials/sec-filings). If you request, we will provide you with a separate copy of our 2019 Annual Report on Form 10-K for the year ended December 31, 2019, without charge. You should send your written requests to our Investor Relations department at the address on page 58 of this proxy statement or contact the Investor Relations department at (303) 200-2000. The 2019 Annual Report on Form 10-K does not constitute and should not be considered a part of this proxy statement.

OTHER MATTERS

As of the date of this proxy statement, we are not aware of any matter that may come before the Annual Meeting other than the matters discussed in this proxy statement; however, if any other matter is properly presented at the Annual Meeting, the persons named in the accompanying proxy or their substitutes will have discretionary authority to vote on such matter in accordance with their judgment.

By Order of the Board of Directors

Gregory L. Cannon

Secretary

April 7, 2020

ALL STOCKHOLDERS AS OF THE RECORD DATE ARE WELCOME TO ATTEND THE ANNUAL MEETING; HOWEVER, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ACCOMPANYING ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE IS REQUIRED IF THE ACCOMPANYING ENVELOPE IS MAILED IN THE UNITED STATES.

YOU ALSO MAY FILE YOUR PROXY BY TELEPHONE OR THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS ACCOMPANYING THE PROXY AND NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS.

IF YOU ATTEND THE ANNUAL MEETING AND ARE A STOCKHOLDER OF RECORD, YOU MAY VOTE ONLINE AT THE ANNUAL MEETING. IF YOU WISH TO ATTEND AND VOTE AT THE ANNUAL MEETING AND YOUR SHARES ARE HELD IN “STREET NAME,” YOU WILL NEED TO OBTAIN A PROXY FROM THE INSTITUTION THAT HOLDS YOUR SHARES AND SHOULD ADVISE SUCH INSTITUTION NOT TO VOTE YOUR SHARES. A PROXY WHICH YOU GIVE WILL NOT BE USED IF YOU ATTEND THE ANNUAL MEETING AND SO REQUEST.

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APPENDIX A

CSG SYSTEMS INTERNATIONAL, INC.

AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN

(As Amended and Restated Effective May 21, 2020)

1. Purpose. The purpose of the CSG Systems International, Inc. 2005 Stock Incentive Plan (the “Plan”), as amended and restated, is to foster and promote the long‑term financial success of the Company and its Subsidiaries and thereby increase stockholder value by providing incentives to those officers and other key employees of the Company and its Subsidiaries who are likely to be responsible for achieving such financial success and by attracting and compensating knowledgeable and experienced non‑employee directors of the Company whose services on the Board and its committees can assist such officers and other key employees in the achievement of such financial success.

2. Certain Definitions.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto. References to a particular section of the Code shall include any regulations issued under such section.

“Committee” shall have the meaning provided in Section 3 of the Plan.

“Common Stock” means the Common Stock, $0.01 par value per share, of the Company.

“Company” means CSG Systems International, Inc., a Delaware corporation.

“Disability” means (i) with respect to the exercise of an Incentive Stock Option after termination of employment, a disability within the meaning of Section 22(e)(3) of the Code and (ii) for all other purposes, a mental or physical condition which, in the opinion of the Committee, renders a grantee unable or incompetent to carry out the job responsibilities which such grantee held or the tasks to which such grantee was assigned (or, in the case of a non‑employee director of the Company, the services in such capacity which such non‑employee director is expected to perform) at the time the disability was incurred and which is expected to be permanent or for an indefinite duration exceeding one year.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means, as determined by the Committee, the last sale price of the Common Stock as quoted on the NASDAQ Stock Market on the trading day for which the determination is being made, or, in the event that no such sale takes place on such day, the average of the reported closing bid and asked prices on the NASDAQ Stock Market on such day, or, if the Common Stock of the Company is listed on another national securities exchange, the last reported sale price on the principal national securities exchange on which the Common Stock is listed or admitted to trading on the trading day for which the determination is being made, or, if no such reported sale takes place on such day, the average of the closing bid and asked prices on such day on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not quoted on the NASDAQ Stock Market nor listed or admitted to trading on another national securities exchange, the average of the closing bid and asked prices in the over‑ the‑counter market on the day for which the determination is being made as reported through NASDAQ, or, if bid and asked prices for the Common Stock on such day are not reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Committee, or, if none of the foregoing is applicable, then the fair market value of the Common Stock as determined in good faith by the Committee in its sole discretion.

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“Incentive Stock Option” means any stock option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

“Non‑Qualified Stock Option” means any stock option that is not intended to be an Incentive Stock Option, including any stock option that provides (as of the time such option is granted) that it will not be treated as an Incentive Stock Option.

“Parent Corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Performance Unit Award” means an award granted pursuant to Section 8.

“Plan Year” means the twelve‑month period beginning on January 1 and ending on December 31.

“Restricted Stock Award” means an award of Common Stock granted pursuant to Section 9.

“Restricted Stock Unit Award” means an award granted pursuant to Section 10.

“Rule 16b‑3” means Rule 16b‑3 under the Exchange Act, as in effect from time to time.

“Stock Appreciation Right” means an award granted pursuant to Section 7.

“Stock Bonus Award” means an award of Common Stock granted pursuant to Section 11.

“Stock Option” means any option to purchase Common Stock granted pursuant to Section 6.

“Subsidiary” means (i) as it relates to Incentive Stock Options, any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain and (ii) for all other purposes, a corporation or other entity, domestic or foreign, of which not less than 50% of the voting shares or other voting interests are held by the Company or by a Subsidiary, whether or not such corporation or other entity now exists or hereafter is organized or acquired by the Company or by a Subsidiary. The plural form of such word is “Subsidiaries”.

3. Administration. The Plan shall be administered by a committee composed solely of two or more members of the Board (the “Committee”) selected by the Board, each of whom shall qualify as a “Non‑Employee Director” within the meaning of Rule 16b‑3.

The Committee shall have authority to grant to eligible employees of the Company and its Subsidiaries and to non‑employee directors of the Company, pursuant to the terms of the Plan, (a) Stock Options, (b) Stock Appreciation Rights, (c) Performance Unit Awards, (d) Restricted Stock Awards, (e) Restricted Stock Unit Awards, (f) Stock Bonus Awards, or (g) any combination of the foregoing; provided, that the Committee may not grant Incentive Stock Options, Performance Unit Awards, or Stock Bonus Awards to non‑employee directors of the Company.

Subject to the applicable provisions of the Plan, the Committee shall have authority to interpret the provisions of the Plan and to decide all questions of fact arising in the application of such provisions; to select the officers and other key employees of the Company and its Subsidiaries and the non‑employee directors of the Company to whom awards or options shall be granted under the Plan; to determine whether and to what extent awards or options shall be granted under the Plan; to determine the types of awards and options to be granted under the Plan and the amount, size, terms,

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and conditions of each such award or option; to determine the time when awards or options shall be granted under the Plan; to determine whether, to what extent, and under what circumstances the payment of Common Stock and other amounts payable with respect to an award granted under the Plan shall be deferred either automatically or at the election of the grantee; to determine the Fair Market Value of the Common Stock from time to time; to authorize persons to execute on behalf of the Company any agreement required to be entered into under the Plan; to adopt, alter, and repeal such administrative rules, guidelines, and practices governing the Plan as the Committee from time to time shall deem advisable; and to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

Unless otherwise expressly provided in the Plan or by applicable law, all decisions and determinations made by the Committee in the administration and interpretation of the Plan or with respect to any ambiguous or disputed terms of any award or option shall be made in the sole discretion of the Committee and shall be final and binding on all persons, including but not limited to the Company and its Subsidiaries, the officers and other key employees of the Company and its Subsidiaries and the non‑employee directors of the Company to whom awards and options are granted under the Plan, the heirs and legal representatives of such officers, key employees, and non‑employee directors, and the personal representatives and beneficiaries of the estates of such officers, key employees, and non‑employee directors.

The Committee may, in its sole discretion, vary the provisions of the Plan (except the provisions of Sections 4, 13, 14, 21 (other than to require a grantee’s consent to an amendment of an outstanding option or award), and 24 of the Plan) in order to conform such provisions to the legal requirements of each non‑U.S. jurisdiction where a Subsidiary is located or to better accomplish the purpose of the Plan (including but not limited to the tax treatment of grantees of awards and options) with respect to (i) persons employed in such non‑U.S. jurisdictions who are eligible to receive awards and options under the Plan and (ii) non‑employee directors of the Company who reside in non‑U.S. jurisdictions. The Committee may, where it deems appropriate in its sole discretion, establish one or more sub‑plans for such purposes; and the Committee may, in its sole discretion, establish administrative rules and procedures to facilitate the operation of the Plan or such sub‑plans in such non‑U.S. jurisdictions. For purposes of clarity, the terms of the Plan which will vary in a particular non‑U.S. jurisdiction shall be reflected in a written addendum to the Plan for such non‑U.S. jurisdiction.

The Committee may delegate to any officer or officers of the Company any of the Committee’s duties, powers, and authorities under the Plan upon such conditions and with such limitations as the Committee may determine; provided, that only the Committee may select for awards or options under the Plan, and make grants of awards or options under the Plan to, (i) officers and other key employees of the Company or any Subsidiary who are subject to Section 16 of the Exchange Act at the time of such selection or the making of such a grant and (ii) non‑employee directors of the Company.

4. Common Stock Subject to the Plan. Subject to adjustment pursuant to Section 20, the maximum number of shares of Common Stock which may be issued under the Plan is 25,000,000; and the Company shall reserve and keep available for issuance under the Plan such maximum number of shares, subject to adjustment pursuant to Section 20. Such shares may consist in whole or in part of authorized and unissued shares or treasury shares or any combination thereof. Shares of Common Stock subject to a Stock Option or a Stock Appreciation Right granted under the Plan shall be counted against the maximum number of shares of Common Stock which may be issued under the Plan as one share for each share subject to the Stock Option or the Stock Appreciation Right. Shares awarded under the Plan as a Performance Unit Award, Restricted Stock Award, Restricted Stock Unit Award, or Stock Bonus Award shall be counted against the maximum number of shares of Common Stock which may be issued under the Plan as two shares for each one share granted as or subject to such Award. Subject to adjustment pursuant to Section 20, the aggregate number of shares of Common Stock subject to (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Performance Unit Awards, (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, or (vi) Stock Bonus Awards granted under the Plan in any Plan Year to any individual may not exceed 600,000, with shares awarded under the Plan to such individual as a Performance Unit Award, Restricted Stock Award, Restricted Stock Unit Award, or Stock Bonus Award being counted against such aggregate number as two shares for each one share granted as or subject to such Award. Notwithstanding anything in the Plan to the contrary, (a) the aggregate value (based on the grant date fair value as determined for financial reporting purposes) of Awards granted under the Plan in any Plan Year to any non-employee director shall not exceed $250,000, and (b) the maximum amount of cash compensation payable by the Company to any non-employee director in any Plan Year (determined at the time such cash compensation would be payable without regard to any election to defer payment to a subsequent year, shall be $250,000.

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Except as otherwise provided in the Plan, any shares as to which a Stock Option or Stock Appreciation Right expires for any reason or terminates unexercised shall be available again for the grant of awards or options under the Plan. If any shares of Common Stock granted as a Restricted Stock Award or subject to a Restricted Stock Unit Award are forfeited, cancelled, or otherwise reacquired by the Company by reason of the failure of such shares to vest in the grantee of such Award, then the number of shares of Common Stock which then remain available for issuance under the Plan shall be increased by two shares for each one share so forfeited, cancelled, or otherwise reacquired by the Company. Shares of Common Stock retained by the Company in full or partial payment of an option exercise price pursuant to Section 6(d)(ii)(B) or withheld by the Company in satisfaction of any federal, state, or local tax withholding requirement shall not be available again for the grant of awards or options under the Plan. If a Stock Appreciation Right is exercised by a grantee or a Restricted Stock Unit Award vests in a grantee and the Company pays the award to the grantee entirely in cash, then the shares covered by the Stock Appreciation Right or Restricted Stock Unit Award as to which such exercise or vesting occurs shall be available again for the grant of awards or options under the Plan. If a Stock Appreciation Right is exercised by a grantee as to some or all of the shares covered by such Stock Appreciation Right and the Company pays the exercised award to the grantee in whole or in part in shares of Common Stock, then none of the shares as to which such exercise occurs will again be available for the grant of awards or options under the Plan.

5. Eligibility to Receive Awards and Options. Awards and options may be granted under the Plan to those officers and other key employees of the Company or any Subsidiary who are responsible for or contribute to, or are likely to be responsible for or contribute to, the management, growth, and success of the Company or any Subsidiary and to non‑employee directors of the Company. The granting of an award or option under the Plan to an officer or other key employee of the Company or any Subsidiary shall conclusively evidence the Committee’s determination that such grantee meets one or more of the criteria referred to in the preceding sentence.

6. Stock Options. A Stock Option may be an Incentive Stock Option or a Non‑Qualified Stock Option. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non‑Qualified Stock Option. Stock Options may be granted alone or in addition to other awards made under the Plan. Stock Options shall be evidenced by agreements in such form as the Committee shall approve from time to time. The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

(a) Type of Option. Each option agreement shall identify the Stock Option represented thereby as an Incentive Stock Option or a Non‑Qualified Stock Option, as the case may be. All of the shares of Common Stock authorized for issuance under the Plan may be issued pursuant to Incentive Stock Options.

To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options granted under the Plan (and all other plans of the Company and its Subsidiaries) become exercisable for the first time by any individual in any calendar year exceeds $100,000, such Stock Options shall be treated as Non‑ Qualified Stock Options. No Incentive Stock Option shall be granted to any employee if, at the time the option is granted, the employee (in his or her own right or by reason of the attribution rules applicable under Section 424(d) of the Code) owns more than 10% of the total combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary unless at the time such option is granted the option price is at least 110% of the Fair Market Value of the stock subject to such Stock Option and such Stock Option by its terms is not exercisable after the expiration of five years from the date of its grant.

(b) Option Price. The option exercise price per share shall not be less than the Fair Market Value of the Common Stock on the date the Stock Option is granted and in no event shall be less than the par value of the Common Stock.

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(c) Term. Each option agreement shall state the period or periods of time within which the Stock Option may be exercised, in whole or in part, which shall be such period or periods of time as the Committee may determine at the time of the Stock Option grant; provided, that no Stock Option granted under the Plan shall be exercisable more than ten years after the date of its grant; and provided further, that each Stock Option granted under the Plan shall become exercisable one year after the date of its grant, unless the option agreement specifically provides otherwise. The Committee shall have authority to accelerate previously established exercise rights, subject to the requirements set forth in the Plan, under such circumstances and upon such terms and conditions as the Committee shall deem appropriate.

(d) Payment for Shares. The Committee may permit all or part of the payment of the option exercise price to be made (i) in cash, by check, or by wire transfer or (ii) in shares of Common Stock (A) which already are owned by the optionee and which are surrendered to the Company in good form for transfer or (B) which are retained by the Company from the shares of the Common Stock which would otherwise be issued to the optionee upon the optionee’s exercise of the Stock Option. Such shares shall be valued at their Fair Market Value on the date of exercise of the Stock Option. In lieu of payment in fractions of shares, payment of any fractional share amount shall be made in cash or check payable to the Company. The Committee also may provide that the exercise price may be paid by delivering a properly executed exercise notice in a form approved by the Committee together with irrevocable instructions to a broker to promptly deliver to the Company the amount of the applicable sale or loan proceeds required to pay the exercise price. No shares of Common Stock shall be issued to any optionee upon the exercise of a Stock Option until the Company receives full payment therefor as described above.

(e) Rights upon Termination of Employment. In the event that an optionee ceases to be employed either by the Company or by a Subsidiary for any reason other than such optionee’s death or Disability, any rights of the optionee under any Stock Option then in effect immediately shall terminate; provided, that the optionee (or the optionee’s legal representative) shall have the right to exercise the Stock Option during its term within a period of three months after such termination of employment to the extent that the Stock Option was exercisable at the time of such termination or within such other period and subject to such other terms and conditions as may be specified by the Committee. Notwithstanding the foregoing provisions of this Section 6(e), the optionee (and the optionee’s legal representative) shall not have any rights under any Stock Option, and the Company shall not be obligated to sell or deliver shares of Common Stock (or have any other obligation or liability) under any Stock Option, if the Committee shall determine that (i) the employment of the optionee with the Company or any Subsidiary has been terminated for cause or (ii) the optionee has engaged or may engage in employment or activities competitive with the Company or any Subsidiary or contrary, in the opinion of the Committee, to the best interests of the Company or any Subsidiary. In the event of such determination, the optionee (and the optionee’s legal representative) shall have no right under any Stock Option to purchase any shares of Common Stock regardless of whether the optionee (or the optionee’s legal representative) shall have delivered a notice of exercise prior to the Committee’s making of such determination. Any Stock Option may be terminated entirely by the Committee at the time of or at any time subsequent to a determination by the Committee under this Section 6(e) which has the effect of eliminating the Company’s obligation to sell or deliver shares of Common Stock under such Stock Option.

In the event that an optionee ceases to be employed either by the Company or by a Subsidiary by reason of such optionee’s Disability, prior to the expiration of a Stock Option and without such optionee’s having fully exercised such Stock Option, such optionee or such optionee’s legal representative shall have the right to exercise such Stock Option during its term within a period of six months after such termination of employment to the extent that such Stock Option was exercisable at the time of such termination or within such other period and subject to such other terms and conditions as may be specified by the Committee.

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In the event that an optionee ceases to be employed either by the Company or by a Subsidiary by reason of such optionee’s death, prior to the expiration of a Stock Option and without such optionee’s having fully exercised such Stock Option, the personal representative of such optionee’s estate or the person who acquired the right to exercise such Stock Option by bequest or inheritance from such optionee shall have the right to exercise such Stock Option during its term within a period of twelve months after the date of such optionee’s death to the extent that such Stock Option was exercisable at the time of such death or within such other period and subject to such other terms and conditions as may be specified by the Committee.

The foregoing provisions of this Section 6(e) shall not be applicable to non‑employee directors of the Company.

(f) Rights Upon Termination of Service as a Director. Unless the applicable option agreement provides otherwise, if an optionee who is a non‑employee director of the Company ceases to be a director of the Company for any reason other than retirement from the Board under the circumstances described in the following paragraph of this Section 6(f) or death, then each outstanding but unexercised Stock Option held by such optionee shall continue to be exercisable only to the extent that it was exercisable at the time that such optionee ceased to be a director of the Company and only until the earlier of (i) three months after such optionee ceased to be a director of the Company or (ii) the expiration of the term of such Stock Option.

Unless the applicable option agreement provides otherwise, if an optionee who is a non‑employee director of the Company ceases to be a director of the Company (other than by reason of death) and at the time of such occurrence (the “Retirement Date”) is at least age 65 with ten or more years of service as a non‑employee director of the Company or is at least age 70 with five or more years of service as a non‑employee director of the Company, then each outstanding but unexercised Stock Option held by such optionee on the Retirement Date shall continue to be or become exercisable in accordance with its terms until the earlier of (i) five years after the Retirement Date or (ii) the expiration of the term of such Stock Option.

Unless the applicable option agreement provides otherwise, if an optionee who is a non‑employee director of the Company dies, then each outstanding but unexercised Stock Option which had been held by such grantee for at least twelve months as of the date of such optionee’s death automatically shall become exercisable in full (if not already exercisable) upon such optionee’s death. Each outstanding but unexercised Stock Option which becomes exercisable pursuant to the preceding sentence and each outstanding but unexercised Stock Option held by such optionee which was exercisable on the date of such optionee’s death may be exercised by the legal representative of such optionee’s estate or by the beneficiaries of such estate to whom such Stock Option is distributed until the earlier of (i) three years after the date of such optionee’s death or (ii) the expiration of the term of such Stock Option.

The foregoing provisions of this Section 6(f) shall be applicable only to non‑employee directors of the Company.

7. Stock Appreciation Rights. Stock Appreciation Rights shall enable the grantees thereof to benefit from increases in the Fair Market Value of shares of Common Stock and shall be evidenced by agreements in such form as the Committee shall approve from time to time. The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

(a) Award. A Stock Appreciation Right shall entitle the grantee, subject to such terms and conditions as the Committee may prescribe, to receive upon the exercise thereof an award equal to all or a portion of the excess of (i) the Fair Market Value of a specified number of shares of Common Stock at the time of the exercise of such right over (ii) a specified price which shall not be less than the Fair Market Value of the Common Stock at the time the right is granted. Subject to the limitations set forth in Section 4, such award may be paid by the Company in cash, in shares of Common Stock (valued at their then Fair Market Value), or in any combination thereof, as the Committee may determine. Stock Appreciation Rights may be, but are not required to be, granted in connection with a previously or contemporaneously granted Stock Option.

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(b) Term. Each agreement shall state the period or periods of time within which the Stock Appreciation Right may be exercised, in whole or in part, subject to such terms and conditions prescribed for such purpose by the Committee; provided, that no Stock Appreciation Right shall be exercisable more than ten years after the date of its grant; and provided further, that each Stock Appreciation Right granted under the Plan shall become exercisable one year after the date of its grant, unless the agreement specifically provides otherwise. The Committee shall have authority to accelerate previously established exercise rights, subject to the requirements set forth in the Plan, under such circumstances and upon such terms and conditions as the Committee shall deem appropriate.

(c) Rights upon Termination of Employment. In the event that a grantee of a Stock Appreciation Right ceases to be employed either by the Company or by a Subsidiary for any reason other than such grantee’s death or Disability, any rights of the grantee under any Stock Appreciation Right then in effect immediately shall terminate; provided, that the grantee (or the grantee’s legal representative) shall have the right to exercise the Stock Appreciation Right during its term within a period of three months after such termination of employment to the extent that the Stock Appreciation Right was exercisable at the time of such termination or within such other period and subject to such other terms and conditions as may be specified by the Committee. Notwithstanding the foregoing provisions of this Section 7(c), the grantee (and the grantee’s legal representative) shall not have any rights under any Stock Appreciation Right, and the Company shall not be obligated to pay or deliver any cash, Common Stock or any combination thereof (or have any other obligation or liability) under any Stock Appreciation Right, if the Committee shall determine that (i) the employment of the grantee with the Company or any Subsidiary has been terminated for cause or (ii) the grantee has engaged or may engage in employment or activities competitive with the Company or any Subsidiary or contrary, in the opinion of the Committee, to the best interests of the Company or any Subsidiary. In the event of such determination, the grantee (and the grantee’s legal representative) shall have no right under any Stock Appreciation Right regardless of whether the grantee (or the grantee’s legal representative) shall have delivered a notice of exercise prior to the Committee’s making of such determination. Any Stock Appreciation Right may be terminated entirely by the Committee at the time of or at any time subsequent to a determination by the Committee under this Section 7(c) which has the effect of eliminating the Company’s obligations under such Stock Appreciation Right.

In the event that a grantee of a Stock Appreciation Right ceases to be employed either by the Company or by a Subsidiary by reason of such grantee’s Disability, prior to the expiration of a Stock Appreciation Right and without such grantee’s having fully exercised such Stock Appreciation Right, such grantee or such grantee’s legal representative shall have the right to exercise such Stock Appreciation Right during its term within a period of six months after such termination of employment to the extent that such Stock Appreciation Right was exercisable at the time of such termination or within such other period and subject to such other terms and conditions as may be specified by the Committee.

In the event that a grantee of a Stock Appreciation Right ceases to be employed either by the Company or by a Subsidiary by reason of such grantee’s death, prior to the expiration of a Stock Appreciation Right and without such grantee’s having fully exercised such Stock Appreciation Right, the personal representative of the grantee’s estate or the person who acquired the right to exercise such Stock Appreciation Right by bequest or inheritance from such grantee shall have the right to exercise such Stock Appreciation Right during its term within a period of twelve months after the date of such grantee’s death to the extent that such Stock Appreciation Right was exercisable at the time of such death or within such other period and subject to such other terms and conditions as may be specified by the Committee.

The foregoing provisions of this Section 7(c) shall not be applicable to non‑employee directors of the Company.

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(d) Rights Upon Termination of Service as a Director. Unless the applicable agreement provides otherwise, if a grantee of a Stock Appreciation Right who is a non‑employee director of the Company ceases to be a director of the Company for any reason other than retirement from the Board under circumstances described in the following paragraph of this Section 7(d) or death, then each outstanding but unexercised Stock Appreciation Right held by such grantee shall continue to be exercisable only to the extent that it was exercisable at the time that such grantee ceased to be a director of the Company and only until the earlier of (i) three months after such grantee ceased to be a director of the Company or (ii) the expiration of the term of such Stock Appreciation Right.

Unless the applicable agreement provides otherwise, if the grantee of a Stock Appreciation Right who is a non‑employee director of the Company ceases to be a director of the Company (other than by reason of death) and at the time of such occurrence (the “Retirement Date”) is at least age 65 with ten or more years of service as a director of the Company or is at least age 70 with five or more years of service as a director of the Company, then each outstanding but unexercised Stock Appreciation Right held by such grantee on the Retirement Date shall continue to be or become exercisable in accordance with its terms until the earlier of (i) five years after the Retirement Date or (ii) the expiration of the term of such Stock Appreciation Right.

Unless the applicable agreement provides otherwise, if the grantee of a Stock Appreciation Right who is a non‑employee director of the Company dies, then each outstanding but unexercised Stock Appreciation Right which had been held by such grantee for at least twelve months as of the date of such grantee’s death automatically shall become exercisable in full (if not already exercisable) upon such grantee’s death. Each outstanding but unexercised Stock Appreciation Right which becomes exercisable pursuant to the preceding sentence and each outstanding but unexercised Stock Appreciation Right held by such grantee which was exercisable on the date of such grantee’s death may be exercised by the legal representative of such grantee’s estate or by the beneficiaries of such estate to whom such Stock Appreciation Right is distributed until the earlier of (i) three years after the date of such grantee’s death or (ii) the expiration of the term of such Stock Appreciation Right.

The foregoing provisions of this Section 7(d) shall be applicable only to non‑employee directors of the Company.

8. Performance Unit Awards. Performance Unit Awards shall entitle the grantees thereof to receive future payments based upon and subject to the achievement of preestablished long‑term performance targets and shall be evidenced by agreements in such form as the Committee shall approve from time to time. The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

(a) Performance Period. The Committee shall establish with respect to each Performance Unit Award a performance period of not fewer than two years nor more than five years.

(b) Unit Value. The Committee shall establish with respect to each Performance Unit Award a value for each unit which shall not change thereafter or which may vary thereafter on the basis of criteria specified by the Committee.

(c) Performance Targets. The Committee shall establish with respect to each Performance Unit Award maximum and minimum performance targets to be achieved during the applicable performance period. The achievement of the maximum targets shall entitle a grantee to payment with respect to the full value of a Performance Unit Award. The achievement of less than the maximum targets, but in excess of the minimum targets, shall entitle a grantee to payment with respect to a portion of a Performance Unit Award according to the level of achievement of the applicable targets as specified by the Committee.

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(d) Performance Measures. Performance targets established by the Committee shall relate to corporate, division, subsidiary, group, or unit performance in terms of financial criteria or performance goals or such other measures or standards of performance as the Committee may determine. Multiple targets may be used and may have the same or different weighting, and the targets may relate to absolute performance or relative performance measured against other companies, businesses, or indexes.

(e) Adjustments. At any time prior to the payment of a Performance Unit Award, the Committee may adjust previously established performance targets or other terms and conditions of such Performance Unit Award, including the Company’s or another company’s financial performance for Plan purposes. Such adjustments shall be made to reflect major unforeseen events or changes in circumstances affecting the Company such as but not limited to changes in laws, regulations or accounting principles, mergers, acquisitions or divestitures, or other extraordinary, unusual, or nonrecurring items or events.

(f) Payment of Performance Unit Awards. Upon the conclusion of each performance period, the Committee shall determine the extent to which the applicable performance targets have been attained and any other terms and conditions have been satisfied for such period. The Committee shall determine what, if any, payment is due on a Performance Unit Award and, subject to the limitations set forth in Section 4, whether such payment shall be made in cash, in shares of Common Stock (valued at their then Fair Market Value), or in a combination thereof. Payment of a Performance Unit Award shall be made in a lump sum or in installments, as determined by the Committee, commencing as promptly as practicable after the end of the performance period unless such payment is deferred upon such terms and conditions as may be specified by the Committee.

(g) Termination of Employment. In the event that a grantee of a Performance Unit Award ceases to be employed either by the Company or by a Subsidiary for any reason other than such grantee’s death or Disability, any rights of such grantee under any Performance Unit Award then in effect whose performance period has not ended shall terminate immediately; provided, that the Committee may authorize the partial payment of any such Performance Unit Award if the Committee determines such action to be equitable.

In the event that a grantee of a Performance Unit Award ceases to be employed either by the Company or by a Subsidiary by reason of such grantee’s death or Disability, any rights of such grantee under any Performance Unit Award then in effect whose performance period has not ended shall terminate immediately; provided, that the Committee may authorize the payment to such grantee or such grantee’s legal representative of all or any portion of such Performance Unit Award to the extent earned under the applicable performance targets, even though the applicable performance period has not ended, upon such terms and conditions as may be specified by the Committee.

9. Restricted Stock Awards. Restricted Stock Awards shall (i) consist of shares of Common Stock restricted against transfer, (ii) be subject to a substantial risk of forfeiture and to other terms and conditions intended to further the purpose of the Plan as the Committee may determine, and (iii) be evidenced by agreements in such form as the Committee shall approve from time to time. The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

(a) Restriction Period. The Common Stock covered by Restricted Stock Awards shall be subject to the applicable restrictions established by the Committee over such period as the Committee shall determine. Restricted Stock Awards also may be subject to the attainment of one or more preestablished performance objectives which relate to corporate, subsidiary, division, group, or unit performance in terms of objective financial criteria or performance goals; provided, that any such preestablished financial criteria or performance goals subsequently may be adjusted by the Committee in order to take into account unforeseen events or changes in circumstances affecting the Company such as but not limited to changes in laws, regulations or accounting principles, mergers, acquisitions or divestitures, or other extraordinary, unusual, or nonrecurring items or events.

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(b) Restriction upon Transfer. Shares of Common Stock covered by Restricted Stock Awards may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, except as provided in the Plan or in any Restricted Stock Award agreement entered into between the Company and a grantee, during the restriction period applicable to such shares. Notwithstanding the foregoing provisions of this Section 9(b), and except as otherwise provided in the Plan or the applicable Restricted Stock Award agreement, a grantee of a Restricted Stock Award shall have all of the other rights of a holder of Common Stock including but not limited to the right to receive dividends and the right to vote such shares.

(c) Payment. The Committee shall determine the amount, form and time of payment, if any, that shall be required from the grantee of a Restricted Stock Award in consideration of the issuance and delivery of the shares of Common Stock covered by such Restricted Stock Award.

(d) Certificates. Each certificate issued in respect of shares of Common Stock covered by a Restricted Stock Award shall be registered in the name of the grantee and shall bear substantially the following legend (in addition to any other legends which may be appropriate):

“This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the CSG Systems International, Inc. 2005 Stock Incentive Plan and a Restricted Stock Award Agreement entered into between the registered owner and CSG Systems International, Inc. Release from such terms and conditions may be obtained only in accordance with the provisions of such Plan and Agreement, a copy of each of which is on file in the office of the Secretary of CSG Systems International, Inc.”

The Committee may require the grantee of a Restricted Stock Award to enter into an escrow agreement providing that the certificates representing the shares covered by such Restricted Stock Award will remain in the physical custody of an escrow agent until all restrictions are removed or expire and may require that the certificates held in such escrow be accompanied by a stock power, endorsed in blank by the grantee, relating to the Common Stock covered by such certificates. The Company also may use a book‑entry system of uncertificated shares to administer grants of Restricted Stock Awards and to effect any withholding required by Section 15.

(e) Lapse of Restrictions. The Committee may provide for the lapse of restrictions applicable to Common Stock subject to Restricted Stock Awards in installments and may waive such restrictions in whole or in part based upon such factors and such circumstances as the Committee shall determine. Upon the lapse of such restrictions, subject to the provisions of Section 15, certificates for shares of Common Stock, free of the restrictive legend set forth in Section 9(d), shall be issued to the grantee or the grantee’s legal representative automatically in the case of certificated shares or upon the request of the grantee in the case of uncertificated shares. The Committee shall have authority to accelerate the expiration of the applicable restriction period with respect to all or any portion of the shares of Common Stock covered by a Restricted Stock Award.

(f) Termination of Employment or Service as a Director. If a grantee of a Restricted Stock Award ceases to be employed either by the Company or by a Subsidiary or to serve as a director of the Company for any reason, then any rights of such grantee with respect to shares of Common Stock that remain subject to restrictions under such Restricted Stock Award shall terminate immediately, and any shares of Common Stock covered by a Restricted Stock Award with unlapsed restrictions shall be subject to reacquisition by the Company upon the terms set forth in the applicable agreement with such grantee. The Committee may provide for complete or partial exceptions to such employment or service requirement if the Committee determines such action to be equitable.

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10. Restricted Stock Unit Awards. Restricted Stock Unit Awards shall entitle the grantees thereof to receive future payments from the Company either in shares of Common Stock or in cash or in a combination of Common Stock and cash at such time or times and on such terms as the Committee shall approve from time to time. The following provisions shall be applicable to Restricted Stock Unit Awards:

(a) Award Agreement. Each Restricted Stock Unit Award shall be evidenced by an agreement, in a form approved by the Committee, which sets forth the number of Restricted Stock Units covered by such Award, the time or times when such Restricted Stock Units will vest in the grantee, and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate.

(b) Payment of Award. Upon the vesting of a Restricted Stock Unit, the Company shall pay the amount of such Restricted Stock Units to the grantee either (i) in shares of Common Stock on the basis of one share of Common Stock for each vested Restricted Stock Unit, (ii) in cash in an amount equal to the Fair Market Value on the vesting date of one share of Common Stock for each vested Restricted Stock Unit, or (iii) in a combination of cash and shares of Common Stock as the Committee in its discretion shall determine with respect to such Award either in the applicable Award agreement or at the time of the vesting of such Restricted Stock Unit.

(c) Termination of Employment or Service as a Director. If a grantee of a Restricted Stock Unit Award ceases to be employed either by the Company or by a Subsidiary or to serve as a director of the Company for any reason, then any rights of such grantee with respect to the unvested portion of such Restricted Stock Unit Award shall terminate immediately. The Committee may provide for complete or partial exceptions to such employment or service requirement if the Committee determines such action to be equitable.

(d) Performance Objectives. Restricted Stock Unit Awards may be subject to the attainment of one or more preestablished performance objectives which relate to corporate, subsidiary, division, group, or unit performance in terms of objective financial criteria or performance goals; provided, that any such preestablished financial criteria or performance goals subsequently may be adjusted by the Committee in order to take into account unforeseen events or changes in circumstances affecting the Company such as but not limited to changes in laws, regulations or accounting principles, mergers, acquisitions or divestitures, or other extraordinary, unusual, or nonrecurring items or events.

11. Stock Bonus Awards. The Committee may grant a Stock Bonus Award to an eligible grantee under the Plan based upon corporate, division, subsidiary, group, or unit performance in terms of preestablished objective financial criteria or performance goals or such other measures or standards of performance (including but not limited to performance already accomplished) as the Committee may determine; provided, that any such preestablished financial criteria or performance goals subsequently may be adjusted in order to take into account unforeseen events or changes in circumstances affecting the Company such as but not limited to changes in laws, regulations or accounting principles, mergers, acquisitions or divestitures, or other extraordinary, unusual, or nonrecurring items or events.

If appropriate in the sole discretion of the Committee, Stock Bonus Awards shall be evidenced by agreements in such form as the Committee shall approve from time to time. In addition to any applicable performance goals or standards and subject to the terms of the Plan, shares of Common Stock which are the subject of a Stock Bonus Award may be (i) subject to additional restrictions (including but not limited to restrictions on transfer) or (ii) granted directly to a grantee free of any restrictions, as the Committee shall deem appropriate.

12. General Restrictions. Each award or grant under the Plan shall be subject to the requirement that if at any time the Committee shall determine that (i) the listing, registration, or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, (ii) the consent or approval of any governmental regulatory body, or (iii) an agreement by the grantee of an award or grant with respect to the disposition of the shares of Common Stock subject or related thereto is necessary or desirable as a condition of, or in connection with, such award or grant or the issuance or purchase of shares of Common Stock thereunder, then such award or grant may not be consummated and any rights thereunder may not be exercised in whole or in part unless such listing, registration,

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qualification, consent, approval, or agreement shall have been effected or obtained upon conditions acceptable to the Committee. Awards or grants under the Plan shall be subject to such additional terms and conditions, not inconsistent with the Plan, as the Committee in its sole discretion deems necessary or desirable, including but not limited to such terms and conditions as are necessary to enable a grantee to avoid any short‑swing profit recapture liability under Section 16 of the Exchange Act.

13. Single or Multiple Agreements. Multiple forms of awards or grants or combinations thereof may be evidenced either by a single agreement or by multiple agreements, as determined by the Committee.

14. Rights of a Stockholder. Unless otherwise provided by the Plan, the grantee of any award or grant under the Plan shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject or related to such award or grant unless and until certificates for such shares of Common Stock are issued to such grantee or until uncertificated shares have been credited to an account established for such grantee.

15. No Right to Continue Employment or Service as a Director. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any grantee who is an employee of the Company or any Subsidiary the right to continue in the employment of the Company or any Subsidiary or affect any right which the Company or any Subsidiary may have to terminate the employment of such grantee with or without cause. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any grantee who is a non‑employee director of the Company the right to continue to serve as a director of the Company.

16. Withholding. The Company’s obligation to (i) deliver shares of Common Stock or pay cash upon the exercise of any Stock Option or Stock Appreciation Right, (ii) deliver shares of Common Stock or pay cash in payment of any Performance Unit Award, (iii) deliver stock certificates upon the vesting of any Restricted Stock Award, (iv) deliver shares of Common Stock or pay cash upon the vesting of any Restricted Stock Unit Award, or (v) deliver shares of Common Stock upon the grant of any Stock Bonus Award shall be subject to applicable federal, state, and local tax withholding requirements. In the discretion of the Committee, amounts required to be withheld for taxes may or must be paid by the grantee in cash or shares of Common Stock (either through the surrender of previously held shares of Common Stock or the withholding of shares of Common Stock otherwise issuable or deliverable upon the exercise, payment or vesting of such Stock Option, Stock Appreciation Right, or Award) having a Fair Market Value equal to the required tax withholding amount and upon such other terms and conditions as the Committee shall determine; provided, that any election by a grantee subject to Section 16(b) of the Exchange Act to pay any tax withholding in shares of Common Stock shall be subject to and must comply with any applicable rules under Section 16(b) of the Exchange Act.

17. Indemnification. No member of the Board or the Committee, and no officer or employee of the Company or a Subsidiary acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan or any award or option granted under the Plan; and all members of the Board or the Committee and each and any officer or employee of the Company or any Subsidiary acting on their behalf shall, to the fullest extent permitted by law, be fully indemnified and held harmless by the Company in respect of any such action, determination or interpretation.

18. Non‑Assignability. No award or grant under the Plan shall be assignable or transferable by the recipient thereof except by will, by the laws of descent and distribution, or, in the case of awards or grants other than Incentive Stock Options, pursuant to a qualified domestic relations order. No right or benefit under the Plan shall be liable for the debts, liabilities, or alimony or child support obligations of the person entitled to such right or benefit, either by assignment, attachment, or any other method, and shall not be subject to be taken by the creditors or alimony or child support obligees of the person entitled to such right or benefit by any process whatsoever.

19. Nonuniform Determinations. The Committee’s determinations under the Plan (including but not limited to determinations of the persons to receive awards or grants, the form, amount, and timing of such awards or grants, the terms and provisions of such awards or grants and the agreements evidencing them, and the establishment of values and performance targets) need not be uniform and may be made by the Committee selectively among the persons who receive, or are eligible to receive, awards or grants under the Plan, whether or not such persons are similarly situated.

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20. Adjustments. In the event of any change in the outstanding shares of Common Stock, by reason of a stock dividend or distribution, stock split, recapitalization, merger, reorganization, consolidation, split‑up, spin‑ off, combination of shares, exchange of shares, or other change in corporate structure affecting the Common Stock, the Committee shall make appropriate adjustments in (a) the aggregate number of shares of Common Stock (i) reserved for issuance under the Plan, (ii) for which grants or awards may be made to an individual grantee, and (iii) covered by outstanding awards and grants denominated in shares or units of Common Stock, (b) the exercise or other applicable price related to outstanding awards or grants, and (c) the appropriate Fair Market Value and other price determinations relevant to outstanding awards or grants and shall make such other adjustments not inconsistent with the provisions of Section 22 as may be equitable under the circumstances; provided, that the number of shares subject to any award or grant always shall be a whole number.

21. Terms of Payment. Subject to any other applicable provisions of the Plan and to any applicable laws, whenever payment by a grantee is required with respect to shares of Common Stock which are the subject of an award or grant under the Plan, the Committee shall determine the time, form, and manner of such payment, including but not limited to lump‑sum payments and installment payments upon such terms and conditions as the Committee may prescribe. Installment payment obligations of a grantee may be evidenced by full‑recourse, limited‑recourse, or non‑recourse promissory notes or other instruments, with or without interest and with or without collateral or other security as the Committee may determine.

22. Termination and Amendment. The Board may terminate the Plan or amend the Plan or any provision thereof at any time, including but not limited to amendments to the Plan necessary to comply with the requirements of Section 16(b) of the Exchange Act, Section 422 of the Code, or regulations issued under any of such statutory provisions. The termination or any amendment of the Plan shall not, without the consent of a grantee, adversely affect such grantee’s rights under an award or grant previously made to such grantee under the Plan. The Committee may amend the terms of any award or grant previously made under the Plan, prospectively or retroactively; but, subject to the provisions of Section 20, no such amendment shall, except as otherwise expressly permitted by the Plan, adversely affect the rights of the grantee of such award or grant without such grantee’s consent. Except in connection with a transaction involving the Common Stock (such as but not limited to a stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split‑up, spin‑off, combination of shares, or exchange of shares), the Committee may not, without stockholder approval, (i) amend the terms of an outstanding Stock Option so as to reduce the exercise price of such Stock Option, (ii) amend the terms of a Stock Appreciation Right so as to reduce the specified stock price applicable to such Stock Appreciation Right at the time of its grant, or (iii) cancel an outstanding Stock Option or Stock Appreciation Right in exchange for cash, other awards, Stock Options with an exercise price that is less than the exercise price of the original Stock Option, or Stock Appreciation Rights with a specified stock price that is less than the specified stock price applicable to the original Stock Appreciation Right. Notwithstanding the foregoing provisions of this Section 22, stockholder approval of any action referred to in this Section 22 shall be required whenever necessary to satisfy the applicable requirements of Section 16(b) of the Exchange Act, Section 422 of the Code, or any regulations issued under any of such statutory provisions or the applicable requirements of any market or exchange on which shares of the Common Stock are listed or traded.

23. Severability. With respect to participants subject to Section 16 of the Exchange Act, (i) the Plan is intended to comply with all applicable conditions of Rule 16b‑3 or any successor to such rule, (ii) all transactions involving grantees who are subject to Section 16(b) of the Exchange Act are subject to such conditions, regardless of whether the conditions are expressly set forth in the Plan, and (iii) any provision of the Plan that is contrary to a condition of Rule 16b‑3 shall not apply to grantees who are subject to Section 16(b) of the Exchange Act. If any of the terms or provisions of the Plan, or awards or grants made under the Plan, conflict with the requirements of Section 422 of the Code with respect to awards or grants intended to be subject to or governed by Section 422 of the Code, as the case may be, then such terms or provisions shall be deemed to be inoperative to the extent they so conflict with the requirements of Section 422 of the Code, as the case may be. With respect to an Incentive Stock Option, if the Plan does not contain any provision required to be included in the Plan under Section 422 of the Code (as amended from time to time) or any successor to such section, then such provision shall be deemed to be incorporated in the Plan with the same force and effect as if such provision had been expressly set out in the Plan.

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24. Effect on Other Plans. Participation in the Plan shall not affect the eligibility of an employee or a non‑employee director of the Company to participate in any other benefit or incentive plan of the Company or any Subsidiary. Any awards made pursuant to the Plan shall not be taken into account in determining the benefits provided or to be provided under any other plan of the Company or any Subsidiary unless otherwise specifically provided in such other plan.

25. Term of Plan. The Plan as amended and restated shall become effective on the date of its approval by the stockholders of the Company and shall terminate for purposes of further grants on the first to occur of (i) May 17, 2028, or (ii) the effective date of the termination of the Plan by the Board pursuant to Section 22. No awards or options may be granted under the Plan after the termination of the Plan, but such termination shall not affect any awards or options outstanding under the Plan at the time of such termination or the authority of the Committee to continue to administer the Plan apart from the making of further grants.  Notwithstanding anything in the Plan to the contrary, any award granted under the Plan prior to January 1, 2018, that was intended to constitute “performance-based compensation” under Section 162(m) of the Code shall, to the extent the Committee determines necessary to preserve the deductibility of compensation paid under such award, be administered in accordance with the applicable requirements of Section 162(m) of the Code.

26. Governing Law. The Plan shall be governed by and construed in accordance with the laws of Delaware.

27. Section 409A.

(a) Time and Form of Payment. Notwithstanding anything contained in the Plan or in an award agreement to the contrary, the time and form of payment of an award that is subject to the limitations imposed by Section 409A of the Code shall be set forth in the applicable award agreement on or before the time at which the grantee of the award obtains a legally binding right to the award (or such other time permitted under Section 409A of the Code) and such time and form of payment shall comply with the requirements of Section 409A of the Code.

(b) Delay in Payment. Notwithstanding anything contained in the Plan or an award agreement to the contrary, if the grantee of the award is deemed by the Company at the time of such grantee’s “separation from service” with the Company to be a “specified employee” as determined under Section 409A of the Code, any nonqualified deferred compensation to which such grantee is entitled under the Plan in connection with such separation from service shall not be paid or commence payment until the date which is the first business day following the six‑month period after such grantee’s separation from service (or if earlier, such grantee’s death). Such delay in payment shall only be effected with respect to each separate payment to the extent required to avoid adverse tax treatment to such grantee under Section 409A of the Code. Any compensation which would have otherwise been paid during the delay period (whether in a lump sum or in installments) in the absence of this Section 27 shall be paid to such grantee or such grantee’s Beneficiary in a lump‑sum payment on the first business day following the expiration of the delay period.

(c) Amendments. Notwithstanding anything in the Plan to the contrary, the Plan and awards granted under the Plan are intended to be eligible for certain regulatory exceptions to the limitations of, or to comply with, the requirements of Section 409A of the Code. The Committee, in the exercise of its sole discretion and without the consent of the grantee of an award under the Plan, may amend or modify the terms of an award in any manner and delay the payment of any amounts payable pursuant to an award to the minimum extent necessary to reasonably comply with the requirements of Section 409A of the Code, provided that the Company shall not be required to assume any increased economic burden. No action so taken by the Committee with respect to the requirements of Section 409A of the Code shall be deemed to adversely affect the rights of a grantee of an award under the Plan with respect to an award or to require the consent of such grantee. The Committee reserves the right to make additional changes to the Plan and awards from time to time to the extent it deems necessary with respect to Section 409A of the Code.

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CSG SYSTEMS INTERNATIONAL, INC. 6175 S. WILLOW DRIVE GREENWOOD VILLAGE, CO 80111 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 20, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CSGS2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 20, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D06681-P33304 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CSG SYSTEMS INTERNATIONAL, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: For Against Abstain 1a. David G. Barnes 1b. Marwan H. Fawaz 1c. Dr. Rajan Naik 1d. Haiyan Song The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. To approve, on an advisory basis, the compensation of our named executive officers. 3. To approve an amendment and restatement of our Amended and Restated 2005 Stock Incentive Plan. 4. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2020 NOTE: Any other business that properly comes before the meeting or any adjournment or postponement of the meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Dat

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. D06682-P33304 CSG SYSTEMS INTERNATIONAL, INC. 2020 Annual Meeting of Stockholders May 21, 2020 8:00 AM CDT This proxy is solicited by the Board of Directors The undersigned hereby constitutes and appoints Bret C. Griess and Gregory L. Cannon, and each or either of them, as attorneys and proxies of the undersigned, with full power of substitution to each of them, to vote all shares of stock of CSG Systems International, Inc. (the "Company") standing in the name of the undersigned at the 2020 Annual Meeting of Stockholders of the Company to be held via live webcast at www.virtualshareholdermeeting.com/CSGS2020, at 8:00 a.m. (Central Daylight Time) on May 21, 2020, and at any adjournments or postponements of the meeting, on the matters set forth on the reverse side hereof and in their discretion on any other matters that properly may come before such meeting or any adjournments thereof. THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS GIVEN, THIS PROXY WILL BE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. The undersigned hereby ratifies and confirms that either of such attorneys and proxies, or their substitutes, may do or cause to be done by virtue hereof and acknowledges receipt of the Notice of the 2020 Annual Meeting of Stockholders of the Company to be held on May 21, 2020, the Proxy Statement of the Company for such Annual Meeting, and the 2019 Annual Report on Form 10-K of the Company. Continued and to be signed on reverse side